As submitted to the Securities and Exchange Commission on February 1, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(AMENDMENT #3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

YAYYO, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

433 No. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, Delaware 19958

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Joe Tagliaferro, Esq.

Elliot Weiss, Esq.

CKR Law, LLP

12100 Wilshire Blvd., Suite 480

Los Angeles, California 90025

Telephone: (310) 312-1860

7371	81-3028414
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR FEBRUARY 1, 2017, SUBJECT TO COMPLETION

YayYo, Inc.

Maximum Offering Amount: $50,000,000

This is our initial public offering (the “Offering”) of securities of YayYo, Inc., a Delaware corporation (the “Company”). We are offering a maximum of Six Million Two Hundred Fifty Thousand (6,250,000) shares (the “Maximum Offering”) of our common stock, par value $0.000001 (the “Common Stock”) at an offering price of Eight Dollars ($8.00) per share (the “Shares”) on a “best efforts” basis. This Offering will terminate on the earlier of (i) September 30, 2017, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions[1]	Proceeds to the Company[2]
Per Share	$8.00	$0.80	$7.20
Maximum Offering	$50,000,000.00	$5,000,000.00	$45,000,000.00

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

1 Includes up to $5,000,000 or 10% of the gross proceeds of this Offering for sales commissions, provided that at this time the Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion.

2 Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $250,000.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is February __, 2017.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “YayYo,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of YayYo, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively execute our business plan;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was recently converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares (“Common Stock”) of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

The Company was formed to develop and commercialize one of the first single sign-on metasearch “ridesharing” applications (the “Service” or the “App”) for smartphone users that provides price comparison and booking (as well as other functionalities currently being developed) of eventually all available ridesharing and taxi services along with select limousine and other public and/or private transportation services.

Our mailing address is YayYo, Inc., 433 No. Camden Drive, Beverly Hills, California 90210 and our telephone number is (310) 926-2643. Our website address is www.yayyo.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Business

Our business strategy is focused on the development and eventual commercialization of one of the first single sign-on metasearch “ridesharing” applications (the “Service” or the “App”) for smartphone users that provides price comparison and booking (as well as other functionalities currently being developed) of eventually all available ridesharing and taxi services along with select limousine and other public and/or private transportation services. Our App, when fully developed, is expected to offer all the convenience a user would expect plus unique benefits and conveniences not available from the most common ridesharing applications or taxi services alone.

On September 28, 2016, we engaged the services of Lexicon Labs by entering into a product management proposal (the “Product Management Proposal”), to develop our App and provide product development services to the Company in the form of (a) design and development services to provide iOS and Android operating system capabilities for our mobile App, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. Pursuant to the terms and conditions of the Project Management Proposal, all intellectual property rights created under the Product Management Proposal, including all right, title and interest to all code and designs, and documentation will be transferred to the Company. Pursuant to our agreement with Lexicon Labs, we have agreed to pay Lexicon Labs compensation in the form of a monthly project manager fee of $10,000, plus, following the completion of the project by Lexicon Labs, we have agreed to issue to Lexicon Labs an option to purchase up to one-percent (1%) of the issued and outstanding Common Stock of the Company at the time of the options exercise. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Set forth below is a list of the expected benefits that the App will provide to end users once the App is fully developed:

•	Single sign-on across all ridesharing service platforms
•	Complete access to your transportation needs in a single application
•	Transparent interface with ride service providers allowing users access all available features
•	Lowest available price guarantee
•	Complete access; assure service in a city not serviced by traditional ridesharing companies
•	Diverse payment options including credit cards, debit cards and PayPal®
•	User loyalty rewards program
•	Exclusive coupons and other offers based on users’ routes
•	SOS feature
•	Enterprise program

Our App is expected to provide a “Kayak-style” metasearch experience for the ridesharing world by enabling real-time transportation quotes and comparison options as well as a seamless, multiservice provider-booking application. With our App, users only have to sign up for an app one time and instantly gain the benefit of mobile, one-tap order efficiency from a growing list of popular on demand ridesharing services. Users will be able to request the most affordable ride (“Yay!”) and the Company will ensure the correct car arrives every time (“Yo!”). Our App will handle all the necessary customer support and accounts for rider pain-points such as surge pricing while offering comparison shopping which will enable the user to compare quotes among the available ridesharing services. Furthermore, we intend to provide every rider with an engaging, geo-relevant entertainment experience including additional cost saving benefits and relevant information and offerings to users.

We are currently developing a consolidated quote retrieval platform with a merchant processing layer through application program interfaces (“APIs”) with existing ridesharing platforms, and are reliant upon securing partnership agreements with the ridesharing services, such as Uber, Lyft, Via, Curb, Flywheel, Gett, Juno, Hailo and Didi, among others. Many of these platforms do not offer direct or complete API access; thus, the technical barrier to entry is steep. We are developing and the creating our own proprietary APIs and Android virtualization technology. We anticipate that our App will be fully capable of remotely and autonomously operating ridesharing user accounts on behalf of YayYo users – the first single-sign-on solution for the growing ridesharing & transportation economy.

We believe ridesharing has changed the way the world commutes and is quickly becoming the preferred way to travel. It’s convenient and it’s great to not have to worry about how you’re getting somewhere. Traditionally, most users want the best price and the most convenient pickup but toggling between multiple apps to get the price or pickup time they want is an unnecessary stress to what was supposed to be a life convenience. We believe we are positioned to solve this problem for end users. By creating a single YayYo account users will be able to travel with any service provider in the App, and users will get the benefit of real time pricing, arrival times, and will be able to filter out what they want and don’t want in the results with a click of a button.

Market

An outgrowth of the sharing economy, ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Companies like Lyft, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers, and take a portion of the drivers’ fares. Drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. In the United States, ridesharing companies argue that the work-when-you-want arrangement qualifies drivers as contractors, not employees. Despite legal battles and controversy over surge pricing, ridesharing companies have exploded in popularity, both in the U.S. and internationally. Early entrants in the transportation app space, like Uber and Flywheel, were founded around 2009; new companies have been cropping up since. Overall, the industry has raised more than $10 billion in venture funding.

While ridesharing continues its inexorable advance into new markets and new customers, the last year has also brought a flurry of game-changing actions, culminating with Uber’s recent decision to abandon China to arch-rival Didi Chuxing. While there is much to debate about the future of the ridesharing business, there are a few facts that are no longer debatable.

•	Continued Growth in Ridesharing Market. Ridesharing has grown faster, gone to more places and is used by more people than most people thought it would be able to, even a couple of years ago. The pace of growth is also picking up. Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. For just the U.S., the number of users of ridesharing services is estimated to have increased from 8.2 million in 2014 to 20.4 million in 2020.

•	Globalization of Ridesharing. In the same vein, ridesharing which started as a San Francisco experiment that grew into a US business has become global in just a short period, with Asia emerging as the epicenter for future growth. Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

•	Expanding Choices. The choices in ridesharing are becoming wider, to attract an even larger audience, from carpooling and private bus services to attract mass transit customers to luxury options for more upscale customers. In addition, ridesharing companies are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our App is designed to drive users to the various existing ridesharing services, by providing an aggregation service that is fully capable of remotely and autonomously operating ridesharing user accounts on behalf of YayYo users. While initially, our App is not intended to compete with the existing ridesharing services in the marketplace, future products or services which we may develop and offer to the marketplace may be in direct competition with some or all of the ridesharing services available to consumers.

•	Devastating the Status Quo. All of this growth has been devastating for the status quo. Even hardliners in the taxicab and old time car service businesses recognize that ridesharing is not going away and that the ways of doing business have to change.

The ridesharing business is in a state of flux and the next year will bring more experimentation on the part of companies. Some of these experiments will be with the services offered but more of them will be attempts to get business models that work at converting riders to profits. The ridesharing companies have clearly won the first phase of the disruption battle with the taxicab and car service companies and have been rewarded with high pricing and plentiful capital.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others:

•	We have no operating history by which potential investors may measure our chances of achieving success in our contemplated business model. In addition, our executive offices have a lack of experience in managing companies similar to the Company. We were recently organized and have no history of operations. Moreover, our App is currently being developed and our business strategy is constantly evolving. We therefore should be considered a “Development Stage Company,” and our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations there is also no operating history from which to evaluate our executive management’s ability to manage our business and operations and achieve our goals or the likely performance of the Company.

•	Our management team has not previously developed or managed similar companies. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our potential products and services set forth under our business plan obsolete. Our management team’s lack of prior managerial experience within a highly competitive industry, such as the mobile App or wireless communications industry, subjects our Company to certain qualitative risks and uncertainties.

•	We do not have any products or services for commercial sale and may fail to generate any revenues from product or service sales in the foreseeable future, if ever.

•	We anticipate, pursuant to our business plan, that we will generate substantially all of our revenue from the end users’ that use of our mobile App and related services through Apple and Google platforms and any deterioration in such a relationship with Apple or Google could harm our business and adversely affect the value of our stock. It is intended that we will be subject to Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms.

•	In pursuing our business plan, we may commercially fail to develop, continue, enhance or improve the development, performance, functionality and reliability of our anticipated metasearch ridesharing mobile App and custom development services, as set forth in the Company’s business plan.

•	Due to the rapidly evolving nature of the ridesharing industry, our business plan remains flexible and subject to change. We may elect to enter into other areas of the ridesharing industry, aside from the development and commercialization of our App, and in doing so, we could end up competing directly and indirectly with the leading ridesharing services, such as Uber and Lyft. As a result, the risks applicable to our business plan remain subject to change to correspond with changes in our business plan and strategy as well as future services and business lines we may elect to pursue in management’s discretion.

•	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

Our Concurrent and Recent Financing Activities.

In order to obtain additional working capital needed to finance the development of our App and build our infrastructure, in December 2016 and January 2017, we entered into agreements with investors, commonly referred to as “Simple Agreements for Future Equity,” or “SAFE” agreements, under which they were asked to subscribe to and purchase the right to acquire in the future our equity securities. Under such SAFE agreements, prospective investors were asked to subscribe to and purchase the right to acquire shares of 8% series SAFE preferred stock of our Company that will automatically, upon qualification and approval of this Offering convert into our Common Stock at designated discounts to the $8.00 offering price of the Common Stock we are offering under this Offering Circular. Under the original terms of our SAFE Agreements if an investor subscribed and purchased rights to purchase our equity securities by January 15, 2017, the conversion discount would be 30% or a price per share of $5.60, if such subscription was made after January 15, 2017 but before January 31, 2017, the conversion discount would be 20% or a price per share of $6.40, and if such subscription was made after January 31, 2017 and by February 15, 2017 (when our private placement offering using the SAFE structure was expected to terminate), the discount will be 10% or a price per share of $7.20. We subsequently amended the SAFE agreements to lower the conversion price to $4.00 per share or a 50% discount to the $8.00 offering price of the Common Stock we are offering under this Offering Circular (the “SAFE Shares”).

In anticipation of this Offering being qualified by the SEC, we elected to terminate the above private placement of SAFE Agreements as at January 17, 2017. On such date, we received an aggregate of $175,400 from 28 investors who agreed to subscribe for shares of our SAFE Shares that shall automatically convert into 43,850 shares of our Common Stock at a conversion price of $4.00 per share as of the date of this Offering Circular.

On January 6, 2017, we entered into a financing agreement with Chase Financing, Inc., an unaffiliated lender (“CFI”). Under the terms of the agreement, CFI lend the Company $50,000 and received a $55,555 senior secured convertible note payable on April 6, 2017 or 90 days from the date of issuance (the “Note”). In addition, CFI agreed to advance up to an additional $50,000, in $25,000 increments, and upon each additional advance will receive an additional 90 day Notes, each in the face amount of $27,777. The Notes are secured by a first priority lien and security interest on all of our assets and are convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices of our Common Stock during the 20 trading days immediately prior to the date of conversion. If an event of default occurs under the Notes, the conversion price would be reduced to $1.00 per share.

As additional collateral to secure payment of the Notes, Ramy El-Batrawi, our founder and principal stockholder, provided CFI with a non-recourse guaranty of all Notes issued to CFI in which Mr. El-Batrawi’s liability is limited to his pledge of up to 300,000 shares of our Common Stock owned by Mr. El-Batrawi.

In addition to his guaranty, on January 6, 2017, an affiliate of Mr. El-Batrawi issued to CFI 200,000 of his shares of our Common Stock, for $0.0001 per share. Under the agreement the 200,000 shares shall be increased by an amount equal to 2% of any additional shares of our Common Stock we may issue through January 6, 2018. Mr. El-Batrawi or his affiliate has the right to repurchase 100,000 of such shares at a price of $2.00 per share, if such repurchase option is exercised within 90 days and at a price of $2.50, if such repurchase option is exercised with 90-180 days. See, “Certain Relationships and Related Party Transactions” elsewhere in the Offering Circular.

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	YayYo, Inc.

Shares Offered:	A maximum of Six Million Two Hundred Fifty Thousand (6,250,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Eight Dollars ($8.00) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	25,000,000 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering (1):	31,293,850 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Eight Dollars ($8.00).

Maximum Offering:	Six Million Two Hundred Fifty Thousand (6,250,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Eight Dollars ($8.00) per share (the “Shares”), for total gross proceeds of Fifty Million Dollars ($50,000,000).

Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $45,000,000. We will use these net proceeds for commercialization of our App, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

(1) Includes 43,850 shares of Common Stock issued upon the automatic at a conversion price of $4.00 per share of subscriptions for $175,400 of our SAFE Shares.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Company

We have no operating history on which to judge our business prospects and management.

The Company was incorporated on November 16, 2016 and only commenced operations thereafter. The Company was incorporated pursuant to the simultaneous filing of the Company’s certificate of incorporation, as filed and stamped by the Delaware Secretary of State on November 16, 2016, and the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation”, as filed and stamped on the same date by the Delaware Secretary of State pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware. Accordingly, we have virtually no operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our business will never commence, in which case you would likely lose the entirety of your investment in us.

We are at an early stage of development as a company and currently have no source of revenue and may never become profitable.

We are a development-stage technology company that began operating and commenced research and development activities in 2016. As a recently formed development-stage company, we are subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or services and we may never generate product or services related revenues. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. We only have one product currently under development, which will require further development, significant marketing efforts and substantial investment before it and any successors could provide us with any revenue. As a result, if we do not successfully develop, market and commercialize our App, we will be unable to generate any revenue for many years, if at all. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.

We do not have any products that are ready for use by end users and therefore do not expect to generate any revenues from our App for at least six months, if ever.

We currently do not have any products that are ready for use by end users. To date, we have funded our operations from sales of our securities. We have not received, and do not expect to complete the production of our App or receive any revenues from the commercialization of our App for at least six months. Such estimate may be adversely affected by a number of factors, including the inability of our App to operate properly, our lack of capital resources to commence an effective marketing campaign, competition and other factors, some of which may be beyond our control. We may never succeed in these activities, and may not generate sufficient revenues to continue our business operations or achieve profitability.

We expect the development of our mobile App and development services will require significant additional effort, resources, time and expenses.

If we are unable to make our products and services commercially available, we may not be able to fund future operations. Even if we are able to commercialize our potential products or services, there is no assurance that the product(s) would generate revenues or that any revenues generated would be sufficient for us to become profitable or thereafter maintain profitability.

If we are unable to successfully develop or innovate for existing or future products and services, our revenue growth rate and profits may be reduced or prospects thereof severely diminished.

To successfully develop and grow our proposed business, we must develop and distribute our single sign-on ridesharing metasearch mobile App called “YayYo!” to market on schedule and in a profitable manner. Delays or failures in launch or distribute our mobile App could hurt our ability to meet our growth objectives, which may affect our financial projections and may impact our stock price. We cannot guarantee that mobile App or custom development services will be able to achieve our expansion goals or that our mobile App will be operated profitably. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control.

We have no operating history, and we are subject to all of the risks of a development stage Company.

We were recently organized and have no history of operations. We therefore should be considered a “Development Stage Company,” and our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations there is also no operating history from which to evaluate our executive management’s ability to manage our business and operations and achieve our goals or the likely performance of the Company. Prospective investors should also consider the fact that our management team has not previously developed or managed similar companies. No assurances can be given that we will be able to achieve or sustain profitability.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and business plan, and to manage employees and consultants. Our success will be dependent on the personal efforts of Ramy El-Batrawi, Anthony Davis and other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time, and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Offering Circular we have no employment agreements or similar arrangements beyond February 2017 with any of our most senior executive officers. Although we are currently in the process of negotiating final three year employment agreements with each of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, if we fail to reach mutually satisfactory agreement, any one or more of such persons may terminate their association with the Company. The loss of any one or more of these experienced executives would have a material and adverse effect on our Company and its business prospects.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new mobile App and custom development services (including use of ridesharing metasearch results) are and will each contribute significantly to our operational results, and we will also work on avenues to develop new and innovative ways to develop and expand our mobile App, our custom development services and the YayYo! brand. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•	Our ability to manage costs;
•	The increasing level of competition in the mobile App and custom development services business;
•	Our ability to continuously offer new and improved mobile products and services;
•	Our ability to maintain sufficient production capacity for our mobile App products and custom development services;
•	Our ability to maintain efficient, timely and cost-effective production and delivery of our products and services;
•	The efficiency and effectiveness of our sales and marketing efforts in building product, services and our YayYo! brand awareness;
•	Our ability to identify and respond successfully to emerging trends in the mobile App and custom development services industry;
•	Our ability to adapt to the rapidly changing legal, business and regulatory landscape of the ridesharing industry and our ability to develop and implement new products and services to capitalize on the opportunities in the ridesharing space;
•	The level of consumer acceptance of our anticipated metasearch and “ridesharing price comparisons and offerings” to be featuring in our upcoming YayYo! mobile App;
•	General economic conditions and consumer confidence.

We may not be successful in executing our development and/or growth strategy, and even if we are successful in the development and commercialization of our App and related services and achieve targeted growth, we may not be able to achieve or sustain profitability. Failure to successfully execute any material part of our development strategy or growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If we are unable to successfully develop or innovate for existing or future products and services, our revenue growth rate and profits may be reduced.

To successfully develop and grow our proposed business, we must develop, distribute and commercialize our single sign-on ridesharing metasearch mobile App called “YayYo!” and bring our App to market on schedule and in a profitable manner, as well as spend time and resources on the development of future products, services and business strategies that are complimentary to our App and business plan. Delays or failures in launch or distribute our mobile App could hurt our ability to meet our growth objectives, which may affect our financial projections and may impact our stock price. Moreover, if we are unable to continually develop and evolve our business strategy and launch additional products and services in the future, our business will be entirely dependent on the success of our App, which could hurt our ability to meet our objectives. We cannot guarantee that mobile App or custom development services (or any future products or services we develop) will be able to achieve our expansion goals or that our mobile App will be operated profitably. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control.

Our continuing as a going concern depends upon financing.

If we do not raise sufficient capital and we continue to experience pre-operating losses, there will most likely be substantial doubt as to our ability to continue as a going concern. Because we have generated no revenue, all expenditures during our development stage have been recorded as pre-operating losses. Revenue operations have not commenced because we have not raised the necessary capital to complete our development process and commence the commercialization of our App and related services.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $45,000,000 to $50,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued development and implementation of our business plan, if only a fraction of this Offering is sold, or if certain assumptions contained in the business plans prove to be incorrect, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund our business plan.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in selling our App and related services;
•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;
•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and
•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our products, or continue our development programs.

We expect to significantly increase our spending to advance the development of our products and services and launch and commercialize the products for commercial sale. We will require additional capital for the further development and commercialization of our products, as well as to fund our other operating expenses and capital expenditures. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products and services. We may also seek collaborators for the products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects. Our future capital requirements will depend on many factors, including:

•	The progress of the development of our mobile App products and customized services, under the YayYo! brand or trademark;
•	The time and costs involved in obtaining regulatory approvals, if any;
•	The costs involved in filing and prosecuting patent applications and enforcing or defending patent claims, if any;
•	Our plans to establish sales, marketing and/or manufacturing capabilities;
•	The effect of competing technological and market developments;
•	The terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	General market conditions for offerings from mobile App companies or wireless communication providers;
•	Our ability to establish, enforce and maintain selected strategic alliances and activities required for product and custom service commercialization; and;
•	Our revenues, if any, from successful development and commercialization of the products and services.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of Common Stock by management and affiliated parties, assuming the sale of the Maximum Offering, will represent approximately 55.19% of the issued and outstanding shares of Common Stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Please see “Security Ownership of Management & Certain Security Holders” below for more information.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

Certain provisions of our Certificate of Incorporation and Bylaws and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and Bylaws and certain provisions of Delaware State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, we are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided n Section 174 of the Delaware General Corporation Law; or
•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

Although we don’t intend to incur any debt from the equity commitments provided, should we obtain secure bank debt in the future, possible risks could arise. If we incur indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to execution of our business plan.

Our business plan may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Controlling shareholder.

As of the date of this Offering Circular, our founder, director and executive vice president, Ramy El-Batrawi, owned approximately 62.5% of our outstanding Common Stock shares. Upon completion of this Offering, assuming all 6,250,000 shares of our Common Stock are sold in this Offering, Mr. El-Batrawi will own approximately 50% of the issued and outstanding Common Stock shares. As a result, Mr. El-Batrawi will be able to control any vote of our shareholders which may be required for the foreseeable future. Potential investors in this Offering will not have the ability to control either a vote of our Common Stock, our Board of Directors or otherwise influence or control the decisions of our appointed officers.

Risks of operations.

Our future operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. Furthermore, our failure to generate revenues would prevent us from achieving and maintaining profitability. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

New venture.

We were recently formed, and therefore have no financial or operating history. We do not have any operating revenue and require the net proceeds of this Offering to commence the marketing and commercialization of our App and commence operations. The likelihood of our success must be considered in light of the problems, delays, risks, expenses and difficulties frequently encountered in connection with the establishment of any new enterprise, many of which may be beyond our control. We are subject to all of the risks inherent in the creation of a new enterprise and the competitive environment in which we will operate. We cannot provide any assurances that we will be successful in addressing these risks or achieving our objectives.

Absence of immediate revenues.

We anticipate that we will incur substantial costs in establishing our business. We currently expect that as a result of the incurrence and payment of our initial expenses and Offering related expenses, we will have significant operating losses in year one since the costs of this Offering must be borne by us until such time, if at all, we are able to generate adequate revenues from operations.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We haven’t begun operations beyond planning company activities and the commencement of the development of our metasearch mobile App “YayYo”, however, no such mobile App is expected to be made commercially available until the end of March 2017 at the earliest, and only after the minimum investment proceeds from this Offering have been obtained. Accordingly, we have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. The delay or failure to complete the development and testing of our App and the commercial release of our App and related services and custom development services may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may incur substantial operating and net losses due to substantial expenditures.

Since beginning operations in June 2016, we have invested significant time and money toward developing our App and related services in order to capitalize on current market opportunities. We intend to increase our operating expenses and capital expenditures in order to expand our market presence. We may incur substantial operating and net losses in the foreseeable future. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

We may not be able to carry out our proposed plan of operations.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish a large social medial and global presence in a timely fashion, retain and continue to hire skilled management, technical, marketing and other personnel; and attract and retain significant numbers of quality business partners and end users. We have limited experience in commercializing applications and there is limited information available concerning the potential performance or market acceptance of our App. There can be no assurance that we will be able to successfully implement our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our users, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the ridesharing industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our App and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our App. In addition, an increase in price levels generally, or in price levels in a particular sector such as the fuel sector, could result in a shift in consumer demand away from ridesharing services, which could also adversely affect our revenues and, at the same time, increase our costs.

We will face intense competition.

The market for ridesharing services is already highly competitive. While there is no current market for ridesharing aggregators, such a market will eventually develop. Moreover, while we believe our App will indirectly compete with the various players in the ridesharing industry, we may in the future develop and launch other products or services that may be in direct competition with the various players in the ridesharing industry, such as Uber and Lyft, and all of whom have greater resources than us. There are low barriers to entry, and we expect that competition will intensify in the future. We believe that numerous factors, including price, functionality, reliability, client base, brand name and general economic trends will affect our ability to compete successfully. Our existing and future competitors may include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully. Increased competition could result in significant competition, which in turn could result in lower revenues, which could materially adversely affect our potential profitability.

Risks Related to Our Business and Industry

We may be unable to maintain or establish relationships with third-party partners, ridesharing services or technology providers, which could limit the information we are able to provide to users.

We anticipate that our technology will be dependent on key relationships with ridesharing services an other technology providers. To attract users to our services we anticipate that it will depend in large part on providing a comprehensive set of query results. To do so, we will seek to develop and maintain relationships with providers to include their data in our query results. This may cause our query results to provide incomplete pricing, availability and other information important to users using our services. This deficiency could reduce users’ confidence in the query results we provide, making us less popular with user.

If ridesharing providers choose to reduce or even eliminate the fees they pay, our financial performance could be materially adversely affected.

Our current financial model depends partly on fees paid by rideshare providers, which may be not offered or withheld.

If we do not continue to innovate and provide tools and services that are useful to travelers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on continued innovation to provide features and services that make our websites and mobile applications useful for users. Our competitors are constantly developing innovations in related services and features. As a result, we must continue to invest significant resources in research and development in order to continually improve the speed, accuracy and comprehensiveness of our services. If we are unable to continue offering innovative products and services, we may be unable to attract additional users or retain our current users, which could adversely affect our business, results of operations and financial condition. Furthermore, we may develop new products or launch additional services that may require us to compete directly with other much larger more established companies in the ridesharing industry, which could, result in new or unique challenges in maintaining and operating our App and maintaining key relationships in the ridesharing space required for our App to properly and efficiently function.

Competition from rideshare providers could adversely affect us by reducing traffic to our website and mobile applications and by creating a competitive product that people choose over YayYo.

Uber and Lyft are the two main rideshare/car service providers and operators that can also be considered as competitors, however, neither offers or functions as a metasearch rideshare provider. We anticipate that we will be the first metasearch rideshare provider to market and subsequently sustain a lead competitive advantage. We believe that technological innovation or customer demand will create the risk of incentivizing others competing providers to enter the metasearch provider space in the future.

We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our highly skilled team members, including our software engineers. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad.

Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Software engineers and technology professionals are key individuals in designing the code and algorithms necessary to our business. Therefore, our ability to attract top talent and experienced engineers and technology professional is important to our success. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of our App and the ridesharing service providers we rely on are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the ridesharing industry or “Transportation Network Companies” (“TNC”) could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan that compete directly with ridesharing services, such as Uber and Lyft, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require TNCs, and as a result, us to significantly change our business practices with respect to this type of information.

We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We believe that intellectual property will be critical to our success, and that we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition. While we believe that we will be issued trademarks, patents and pending patent applications help to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable third-party patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our anticipated patent applications. There can also be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents will be effective in preventing third parties from utilizing a copycat business model to offer the same service in one or more categories. Moreover, it is intended that we will rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our intended services will be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We expect to license in the future, certain proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. In order to protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our App and related future products and services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Our mobile App and related services are based on new and unproved technologies and are subject to the risks of failure inherent in the development of new products and services.

Because our mobile App and related services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

•	Our new approaches will not result in any products or services that gain market acceptance;
•	Our mobile Apps and the technology powering our custom development services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;
•	Proprietary rights of third parties may preclude us from marketing a new product or service; or
•	Third parties may market superior or more cost-effective products or services.

As a result, our activities may not result in a broad enough base of commercially viable products or services, which would harm our sales, revenue and financial condition.

If we are unable to maintain good relationships in the markets where our App is utilized, our business will suffer.

Apple’s “App Store” and Google’s “Google Play” are the primary distribution, marketing, promotion and payment platform for our mobile Apps. It is intended that we will generate substantially all of our revenue from the end users’ use of our mobile App and related services through these platforms and any deterioration in such a relationship with Apple or Google could harm our business and adversely affect the value of our stock. It is intended that we will be subject to Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms. As a result, our business would be harmed if (i) Apple or Google discontinues or limits access to its platform by us and other App developers; (ii) Apple or Google modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple or Google changes how the personal information of its users is made available to application developers on their respective platforms or shared by users; (iii) Apple or Google establishes more favorable relationships with one or more of our competitors or strategic partner; or (iv) Apple or Google develops its own competitive apps or offerings. We intend to benefit from Apple and Google’s strong brand recognition and large user base. If Apple or Google loses its market position or otherwise falls out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our App, which would consume substantial resources and may not be effective. In addition, Apple and Google have broad discretion to change their terms of service and other policies with respect to our future mobile App offering and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter how potential App users experience our prospective mobile Apps or interact within our Apps, which may harm our business.

The mobile application industry is subject to rapid technological change and, to compete, we must continually enhance our mobile Apps and custom development services.

We must continue to enhance and improve the performance, functionality and reliability of our anticipated metasearch ridesharing mobile App and custom development services. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing mobile App and custom development services, develop new mobile apps and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We will need access to the APIs of existing ridesharing services in order for our App to function efficiently and effectively, and these ridesharing services may perceive our App and/or business strategy to be in competition with their businesses, which could prevent or limit their willingness to work with us. Moreover, our future products and services may be in direct competition with existing ridesharing services, which would most likely result in these services refusing to collaborate with us and/or refusing to permit access to their systems for our App to function. If existing ridesharing services perceive us or our business as a threat, it will be significantly more difficult for us to commercialize our products and compete effectively. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The mobile application industry and the ridesharing industry are both highly competitive and rapidly evolving, with low barriers to entry and we expect more companies to enter these sectors and a wider range of mobile apps and related products and services to be introduced. Our strategic partners and competitors that develop apps vary in size and include publicly-traded companies such as Electronic Arts Inc., Zynga and The Walt Disney Company and privately-held companies such as Uber Technologies, Inc., Lyft Inc., Pocket Gems, Inc., Halfbrick Studios PTY Ltd. and Defiant Development PTY Ltd., among others. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours. Moreover, because we are an aggregator for ridesharing services, we are entirely dependent on the strategic relationships we will need to establish with the various ridesharing services in the industry. If we are unable to forge these strategic relationships and maintain such relationships, our business will be severely harmed. Finally, as our business strategy develops, we may decide to develop or launch new products or services that directly compete with the major ridesharing networks that are extremely well capitalized and have established businesses focused on the ridesharing industry. As a result, we may be unable to compete effectively.

Major network failures could have an adverse effect on our business.

Technology infrastructure is critical to the performance of our App and related services, as well as customer satisfaction. Currently, we have not yet developed or implemented such an infrastructure. However, it is anticipated that our future mobile apps will run on a complex distributed system, or what is commonly known as cloud computing. It is anticipated that we will own, operate and maintain the certain elements of this system, but some if not all elements of this system will be operated by third parties that we will not control and which would require significant time to replace. We would expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyberattacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, mobile apps, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition. If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, with the growth of wireless data services, enterprise data interfaces and internet-based or internet protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we expect to rely upon, as well as potential customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

Defects in our mobile App and its functionality and the technology powering our custom development services may adversely affect our business.

It is anticipated that the tools, code, subroutines and processes contained within our mobile App or the technology powering our custom development services may contain defects when introduced and also when updates and new versions are released. The introduction of our mobile App or custom development services with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Concerns about health risks associated with wireless equipment may reduce the demand for our App and related services.

Mobile communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. As our App operates on mobile communications devices, we anticipate that the actual or perceived risk of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our products and services.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services, including our App, or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to internet commerce. However, due to the increasing popularity and use of mobile applications and TNCs, it is likely that a number of laws and regulations may become applicable to us or the TNCs which we rely upon for the operation of our App and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) user privacy; (ii) taxation; (iii) right to access personal data; (iv) copyrights; (v) distribution; and (vi) characteristics and quality of services. Moreover, as our business strategy continues to develop, we may elect to develop and launch new products or services which may subject us to the complex laws and regulations applicable to TNCs, and require us to spend significant time and resources ensuring compliance with applicable rules and regulations. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our App or custom development services, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results. It is possible that a number of laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the mobile industry, including user privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce and virtual goods may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace, which could have a harmful impact on our business model.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. Several internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business model and our App is entirely dependent on the continued success and viability of the ridesharing industry and “transportation network companies”, and we may become subject to government regulation and legal uncertainties that could reduce demand for our products and services, including our App, or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

The past year has seen a boom in the number of peer-to-peer rideshare companies that allow customers to order rides on demand using apps on their smartphones. Private drivers use their personal automobiles to pick up the customers and drive them to the desired destination in exchange for a negotiated fee. The passengers then write reviews, similar to other peer-to-peer online services. Large amounts of venture capital and private equity has been invested in a handful of these new companies, which have the potential to disrupt the traditional transportation industry. However, the ridesharing marketplace has come under increased scrutiny from governments and various interested groups (such as taxi drivers, taxi companies, environmentalists, etc.) have continuously opposed the proliferation of ridesharing services in recent years. Despite opposition from many of these interested groups and governmental agencies, on September 19, 2013, the California Public Utilities Commission (“CPUC”) voted unanimously to allow these ridesharing services to operate in California as a new category of business called “transportation network companies” (“TNC”).

In California, licenses will be issued to qualifying TNCs, subject to new regulations that require drivers to undergo criminal background checks and vehicle inspections, receive driver training, follow a zero-tolerance policy on drugs and alcohol, and carry insurance policies with a minimum of $1 Million in liability coverage. Some of the companies that are expected to receive new TNC licenses include Lyft (www.lyft.me), SideCar (www.side.cr) and UberX (www.uber.com). The CPUC has responded to rapidly evolving disruptive technology and its decision will likely set an example for cities and states across the country. Its decision is also expected to preempt ongoing efforts by some California cities to regulate or ban peer-to-peer ridesharing under their authority to license taxi companies. The City of Los Angeles, however, is currently considering a possible appeal of the CPUC decision and implementing additional regulations to TNC drivers, which have been referred to as “Bandit cabs” by some on the City Council. Other cities across the country are also now looking at new regulations for rideshare companies.

As can be gleaned from these recent events around the ridesharing industry, this new business model is not without its opponents. Some raise concerns about public safety and the potential for abuse or unintended consequences, while others question whether the new regulations require additional enforcement capability. The taxi industry, which is less than pleased to see this new competition, has criticized these rideshare apps as operating essentially like unlicensed taxi cabs. Since the new technology uses GPS to measure the distance of a ride and the corresponding fee, the taxi industry believes that it works similarly to a taxi meter and should therefore comply with local taxi ordinances. Some of the primary concerns raised by skeptics include how liability will be allocated between the TNC and its independent contractor driver, and how the insurance industry will adapt to this new business. Proper hiring practices, training and oversight by the TNC also will be necessary to ensure public safety. The extent to which the TNCs will be inspected and the new regulations enforced is still unclear, but this will be an important means by which the public may judge the safety of this new industry. Based on the direction states and cities are heading with respect to the governance of TNCs or ridesharing services, and the ever increasing popularity and use of ridesharing services and TNCs, it is likely that a number of laws and regulations will become applicable to us or the TNCs which we rely upon for the operation of our App and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) liability, (ii) unionization, (iii) rules and standards for drivers, vehicles, and passenger safety, (iv) licensing and insurance requirements, and (v) environmental concerns, among others. It is difficult to predict how existing laws will be applied to our business and the new laws and regulations to which we and/or ridesharing services will likely become subject. If ridesharing services are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to sustain our intended business model. We anticipate that scrutiny and regulation of the ridesharing industry will increase and we will be required to devote legal and other resources to addressing such regulation, either directly or indirectly. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service or operating costs.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

We may not be able to maintain relationships with third-party partners and ridesharing services on whom we depend for the functionality and success of our App.

We are entirely dependent on agreements and relationships with certain third-party partners and ridesharing services. Failure of our partners and ridesharing service providers to work with us and remain accessible through our App at the quality levels or at the time required by us, could materially adversely affect our ability to effectively support our user base in a timely manner and could cause our expenses for the same services to rise.

We depend upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. Our success will depend, in part, on our ability to operate without infringing the patent or other proprietary rights of others and our ability to preserve our trade secrets and other proprietary property, including our rights in any technology licenses upon which any of our products or services are based. Our inability to preserve such rights properly or operate without infringing on such rights would have a material adverse effect on our business, results of operations and financial condition. We currently do not own any registered copyrights, patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. In addition, there can be no assurance that any confidentiality agreements between us and our employees, or any license agreements with our customers, will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

We may not be able to keep up with rapid technological changes.

To remain competitive, we must continue to enhance and improve the usability, functionality, and features of our App and related services. The evolving nature of the ridesharing industry, transportation network companies, telecommunications, apps, and mobile based services, which is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, app and services obsolete. Our success will depend, in part, on our ability to develop, innovate, license or acquire leading technologies useful in our business, enhance our existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of our current and prospective users, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and app to user requirements or emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time. If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. Decreased performance with respect to some or all of these critical components of our business model has also been attributed to illegal attacks by third parties. If outages or delays occur frequently or increase in frequency, or businesses are not able to protect themselves adequately from such illegal attacks, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for our App and related services.

Our business is dependent upon consumers using our App and adopting services and if we fail to obtain broad adoption, our business would be adversely affected.

Our success will depend on our ability to complete the development of our App, ensure our App is fully functional and reliable as intended, commercialize and educate consumers regarding the benefits of App, and persuade them to adopt YayYo! as their “go to” App for accessing ridesharing services. We do not know if our App will be successful over the long term and market acceptance may be hindered if our App doesn’t function efficiently and/or our user experience isn’t compelling and financially beneficial to our users. If consumers do not adopt and use our App and related services, we will not be able to generate revenues and our financial condition will suffer as a result.

Our future revenue relies substantially on our App, which is currently our only product offering. If our App or future product offerings fail to gain, or lose, market acceptance, our business will suffer.

Our ability to generate revenue is entirely dependent on the effectiveness and market acceptance of our App, and we expect that revenues derived from our App will account for substantially all of our future revenue. We intend to continue our research and development efforts for the expansion of our business and functionality of our App; however, there can be no assurance that we will be able to successfully develop and commercialize our App or any other new products or services. If we have difficulty launching our App or any other new products in the future, our reputation may be harmed and our financial results adversely affected.

International expansion of our business exposes us to market, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy includes eventual international expansion. Adapting our App to function internationally and doing business internationally involves a number of risks, including: (i) multiple, conflicting and changing laws and regulations such as tax laws, privacy laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses; (ii) obtaining regulatory approvals where required; (iii) requirements to maintain data and the processing of that data on servers located within such countries; (iv) complexities associated with managing multiple payment processing methods and multiple ridesharing service providers; (v) natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, protests, boycotts, curtailment of trade and other market restrictions; and (vi) regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), U.K. Bribery Act of 2010 and comparable laws and regulations in other countries. Any of these factors could significantly harm our future international expansion and operations and, consequently, our ability to generate revenue and results of operations.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or users, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and our third-party billing and collections providers and ridesharing service partners may collect and store sensitive data, including legally-protected personal information. We may also process and store, and use additional third-parties to process and store, sensitive intellectual property and other proprietary business information, including that of our customers and collaborative partners. While we intend to implemented data privacy and security measures that will be compliant with applicable privacy laws and regulations, future security breaches could subject us to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We may become a party to intellectual property litigation or administrative proceedings that could be costly and could interfere with our ability to focus on our business plan.

The technology industry has been characterized by extensive litigation regarding patents, trademarks, trade secrets, and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. It is possible that U.S. and foreign patents and pending patent applications or trademarks controlled by third parties may be alleged to cover our products or services, or that we may be accused of misappropriating third parties’ trade secrets. Additionally, our products may include hardware and software components that we purchase from vendors, and may include design components that are outside of our direct control. Our competitors, many of which have substantially greater resources and have made substantial investments in patent portfolios, trade secrets, trademarks, and competing technologies, may have applied for or obtained, or may in the future apply for or obtain, patents or trademarks that will prevent, limit or otherwise interfere with our ability to make, use, sell and/or export our products and services or to use product names. We may become a party to patent or trademark infringement or trade secret related disputes or litigation as a result of these and other third party intellectual property rights being asserted against us. The defense and prosecution of these matters are both costly and time consuming. Vendors from whom we purchase hardware or software may not indemnify us in the event that such hardware or software is accused of infringing a third party’s patent or trademark or of misappropriating a third party’s trade secret.

Further, if such patents, trademarks, or trade secrets are successfully asserted against us, this may harm our business and result in injunctions preventing us from selling our products, license fees, damages and the payment of attorney fees and court costs. In addition, if we are found to willfully infringe third party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties. Although patent, trademark, trade secret, and other intellectual property disputes in the technology industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may not be able to redesign our App or related services in order to avoid infringement.

Additionally, in the future we may need to commence proceedings against others to enforce our patents or trademarks, to protect our trade secrets or know how, or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. We may not be able to stop a competitor from marketing and selling products that are the same or similar to our products and services or from using product or service names that are the same or similar to ours, and our business may be harmed as a result.

Finally, we use certain open source software in our App. We may face claims from companies that incorporate open source software into their products or from open source licensors, claiming ownership of, or demanding release of, the source code, the open source software or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to cease offering our App unless and until we can re-engineer it to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. These risks could be difficult to eliminate or manage, and, if not addressed, could harm our business, financial condition and operating results.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our technology development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software, or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. We intend to monitor the use of open source software and will try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

We are dependent on third party ridesharing service providers, technology partners and licensors to supply certain services, software and operational support necessary for our App to function effectively and provide the services our App is designed to offer end users.

Our business, App and related services are entirely dependent on the aforementioned third party ridesharing service providers, technology partners and licensors to supply certain services, software and operational support necessary for our App to function effectively and provide the services our App is designed to offer end users. Some of the technologies, software, services and service providers represent our sole source of for such products/services or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If demand exceeds these vendors’ capacity or if these vendors experience operating or financial difficulties, or are otherwise unable to provide the products and/or services we need in a timely manner according to our specifications and on reasonable terms, our business and our Apps ability to provide the services its designed to offer users will be materially adversely affected, or the need to procure or develop alternative sources might delay the launch our App and related services. These events could materially and adversely affect our App and business plans and have a material negative impact on our future financial results.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our App and related services less attractive and reliable.

Internet usage and mobile app usage could decline if any well-publicized compromise of security occurs. Hacking involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our app and related systems upon which our app is reliant against hackers. There can be no assurance that any measures we may take will be effective. Security breaches could have a material adverse effect on our business. In addition, the inadvertent transmission if computer viruses or other digital problems could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user base.

Regulatory and legal uncertainties could harm our business.

We are subject to regulations applicable to businesses generally, and laws or regulations directly applicable to electronic media. However, it is possible that a number of laws and regulations may be adopted with respect to mobile apps, ridesharing services and internet-based companies relating to user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. The adoption of any additional laws or regulations may decrease the expansion of our industry and/or related industries. Moreover, the applicability of existing laws to mobile apps, ridesharing services and internet-based companies is uncertain with regard to many issues, such as securities law, property ownership, insurance, telecommunications, export of encryption technology, licensing, safety, sales tax, libel and personal privacy. Any such new legislation or regulation could seriously harm our business, financial condition, and future results of operations. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to mobile apps, ridesharing services and internet-based companies and other online services could also harm our business or that of our strategic ridesharing service providers. Further, we might unintentionally violate laws that may be modified or enacted in the future, which may subject us to civil or criminal penalties that may materially and adversely affect our business.

We currently have no sales and marketing organization. If we are unable to establish a direct sales force in the U.S. to promote our App and related products, the commercial opportunity for our App and related may be diminished.

We currently have no sales and marketing organization. The Company plans to commercialize the “YayYo!” mobile App through Apple’s “App Store” and Google’s “Google Play” as the primary distribution, marketing, promotion and payment platform for our mobile Apps. The Company may build a core sales and marketing team to oversee the sales and marketing of our “YayYo!” mobile App.  This core team will be responsible for the build out of sales and marketing team to support the launch of the “YayYo!” mobile App and all subsequent products in its pipeline. We will incur significant additional expenses and commit significant additional management resources to establish our sales force. We may not be able to establish these capabilities despite these additional expenditures. We will also have to compete with other mobile application and wireless telecommunication companies to recruit, hire and train sales and marketing personnel. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop our own sales force or collaborate with a third party to sell our products, we may not be able to commercialize our products which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully commercialize our products. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition and results of operations.

Our strategy for the development and commercialization of our products may include the formation of collaborative arrangements with third parties. Potential third parties include biopharmaceutical, pharmaceutical and biotechnology companies, academic institutions and other entities. Third-party collaborators may assist us in:

•	funding research, preclinical development, clinical trials and manufacturing;
•	seeking and obtaining regulatory approvals; and
•	successfully commercializing any future product candidates.

If we are not able to establish further collaboration agreements, we may be required to undertake product development and commercialization at our own expense. Such an undertaking may limit the number of products that we will be able to develop, significantly increase our capital requirements and place additional strain on our internal resources. Our failure to enter into additional collaborations could materially harm our business, financial condition and results of operations. In addition, our dependence on licensing, collaboration and other agreements with third parties may subject us to a number of risks. These agreements may not be on terms that prove favorable to us and may require us to relinquish certain rights in our products. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be curtailed. Lengthy negotiations with potential new collaborators may lead to delays in the research, development or commercialization of product or customized service candidates. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our intellectual property.

As is the case with other technology companies, our success will be heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the technology industry involves both technological and legal complexity. Therefore, obtaining and enforcing technology patents is costly, time-consuming and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide-ranging patent reform legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in other situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the U.S. Patent and Trademark Office, the laws and regulations governing patents could change in ways that would weaken our ability to obtain patents and to enforce patents that we might obtain in the future. Similarly, changes in EU patent law and elsewhere could negatively affect the value of our patents registered outside of the U.S.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with any of these requirements.

The U.S. Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents related to our App and any future product candidates throughout the world is prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing. Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to technology, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Risks Related to this Offering

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares of Common Stock offered hereby are sold, investors in this Offering will own less than 10% of the then outstanding shares of Common Stock, but will have paid over 97% of the total consideration for our outstanding shares, resulting in a dilution of ($6.521) per share. See “Dilution” and “Description of Securities” within this Offering Circular.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by stockholders;
•	speculation in the press or investment community; and
•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board performs these functions as a whole. No members of the Board are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of Common Stock shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the Common Stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

We are an early-stage start-up company with a very limited operating history of net losses, which we expect to continue, and we may not be able to generate revenues or achieve or sustain profitability in the future.

We have incurred net losses since our inception in June 2016. Our losses and accumulated deficit are and will continue to be due to the costs and expenses associated with the organization of our business, the development of our business model, the development and commercialization of our App and our research and development efforts and infrastructure setup costs. In addition, as a start-up company, we will incur significant legal, accounting and other expenses that we will not immediately result in revenue generation. Accordingly, we cannot assure you that we will be able to generate revenues or achieve profitability in the future or that, if we do become profitable, we will sustain profitability. Our failure to generate revenues and ultimately, achieve and sustain profitability in the future could have a material negative impact on our future financial results, cause the value of our Common Stock to become worthless.

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of App and related services, our ability to establish and maintain our agreements with the ridesharing services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and commercialize our App, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the implementation of our business plan will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to develop our App and fully implement our proposed business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to implement our business plan, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, future operating results and financial condition.

No active market for our Common Stock exists or may develop, and you may not be able to resell your Common Stock at or above the initial public offering price.

Prior to this Offering, there has been no public market for shares of our Common Stock. We anticipate that we will apply for quoting of our common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Offering Circular forms a part. However, there can no assurance that our Common Stock shares will be quoted. If no active trading market for our Common Stock develops or is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of mobile App companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;
•	our failure to commercialize our App;
•	unanticipated serious safety concerns related to the use of our App;
•	adverse regulatory decisions;
•	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;
•	changes in laws or regulations applicable to our App;
•	our dependence on third parties;
•	announcements of the introduction of new products by our competitors;
•	market conditions in the mobile App or wireless communications sectors;
•	announcements concerning product development results or intellectual property rights of others;
•	future issuances of our Common Stock or other securities;
•	the addition or departure of key personnel;
•	actual or anticipated variations in quarterly operating results;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our failure to meet or exceed the estimates and projections of the investment community;
•	issuances of debt or equity securities;
•	trading volume of our Common Stock;
•	sales of our Common Stock by us or our stockholders in the future;
•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;
•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;
•	ineffectiveness of our internal controls;
•	general political and economic conditions;
•	effects of natural or man-made catastrophic events;
•	other events or factors, many of which are beyond our control; and
•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

Our strategic investments may result in losses.

We periodically make strategic investments in various public and private companies with businesses or technologies that may complement our business. The market values of these strategic investments may fluctuate due to market conditions and other conditions over which we have no control. Other-than-temporary declines in the market price and valuations of the securities that we hold in other companies would require us to record losses related to our investment. This could result in future charges to our earnings. It is uncertain whether or not we will realize any long-term benefits associated with these strategic investments.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our development programs;
•	any intellectual property infringement lawsuit in which we may become involved;
•	regulatory developments affecting our App and related services; and
•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or those of our other stockholders.

As of the date of this Offering Circular, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, substantially all of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert significant influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

Our certificate of incorporation, as amended, and bylaws provide for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of our officers and/or directors.

Our Certificate of Incorporation, as amended, Bylaws and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our Common Stock may be traded on a closed trading system with limited volume and liquidity.

Our Common Stock may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. Our Common Stock may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system (an “ATS”). We do not currently have any plans to trade our Common Stock on a specific ATS. Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our Common Stock. Because our Common Stock may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of our Common Stock. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your Common Stock s on a timely basis or at all.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is not a stock exchange and has limited quoting requirements for issuers or for the securities traded.

Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of our Common Stock on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Act and related rules implemented or to be implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect the rules and regulations associated with being a public company to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept constraints on policy limits and coverage or incur substantially higher costs to obtain coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our board committees or as our executive officers and may divert management’s attention. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $50,000,000 and estimated expenses of $5,000,000, the total net proceeds to us would be $45,000,000, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Marketing & Customer Acquisition Incentives	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Research & Development	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Professional Services	$2,000,000	$1,500,000	$1,000,000	$500,000
SG&A Expenses and Working Capital (1)	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Strategic Partnerships/Acquisitions	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Miscellaneous Operating Expenses	$3,000,000	$2,250,000	$1,500,000	$750,000
TOTAL	$45,000,000	$33,750,000	$22,500,000	$11,250,000

(1)	Includes up to $1,250,000 that will be used to pay salaries and related compensation of executive officers and directors of the Company during 2017, pursuant to employment agreements with such persons. See “Management – Executive Compensation” elsewhere in this Offering Circular.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On December 31, 2016 there were an aggregate of 25,000,000 shares of Company Common Stock issued and outstanding. In addition, between December 2016 and January 17, 2016, we received subscriptions for $175,400 of our SAFE Shares from 28 investors in our Rule 506(b) private placement under Regulation D of the Securities Act, that, by their terms, automatically convert into 43,850 shares of our Common Stock as of the date of this Offering Circular (at a conversion price of $4.00 per share). We terminated such private placement on January 17, 2017. Accordingly, as at date of this Offering Circular, an aggregate of 25,043,850 shares of our Common Stock are issued and outstanding.

Our net tangible book value as of December 31, 2016, was $157,675 or $0.006307 per then-outstanding share of our Common Stock, based on 25,000,000 outstanding shares of Common Stock at December 31, 2016. Our net tangible book value as of the date of this Offering Circular was $157,675 or $0.006295 per share of our Common Stock, based on 25,043,850 outstanding shares of Common Stock as at the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the maximum 6,250,000 shares of Common Stock in this Offering at the initial public offering price of $8.00 per share, after deducting approximately $5,500,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $44,657,675 ($1.427 per share) as at December 31, 2016. This amount represents an immediate increase in pro forma net tangible book value of $1.421 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($6.579) per share to new investors purchasing shares of Common Stock in this Offering at a price of $8.00 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $5,500,000, $4,125,000, $2,750,000 and $1,375,000, respectively):

Funding Level	$50,000,000	$37,500,000	$25,000,000	$12,500,000
Offering price	$8.00	$8.00	$8.00	8.00
Pro forma net tangible book value per common share before offering (1) (2)	$0.0063	$0.0063	$0.0063	$0.0063
Increase per common share attributable to investors in this Offering	1.42	1.12	0.80	0.42
Pro forma net tangible book value per common share after offering (2)	$1.43	$1.13	0.81	0.43
Dilution to investors	$6.57	$6.87	$7.19	$7.57
Dilution as a percentage of offering price	82.1%	85.9%	89.9%	94.6%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $5,500,000, $4,125,000, $2,750,000 and $1,375,000, respectively), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0063 per share paid by existing stockholders and $8,00 per share paid by investors in this Offering.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing stockholders	25,043,850	80.03%	$175,400	0.35%
New Investors	6,250,000	19.97%	$50,000,000	99.65%
Total	31,293,850	100.00%	$50,175,400,	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	25,043,850	84.23%	$175,400	0.47%
New Investors	4,687,500	15.77%	$37,500,000	99.53%
Total	29,731,350	100.00%	$37,675,400	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	25,043,085	88.91%	$175,400	0.70%
New Investors	3,125,000	11.09%	$25,000,000	99.30%
Total	28,168,850	100.00%	$25.175,400	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	25,043,850	94.13%	$175,400	1.38%
New Investors	1,562,500	5.87%	$12,500,.000	98.62%
Total	26,606,350	100.00%	$12,675,400	100.0%

MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Summary of Results

The following table summarizes the results of our operations for the period from inception on June 21, 2016 to October 31, 2016.

YayYo, Inc.

Statement of Operations

June 21, 2016 (Inception) to October 31, 2016

REVENUE	$—

OPERATING EXPENSES
Selling and Marketing Expenses	111,741
Product Development	371,063
General an Administrative Expenses	534,521
Total Operating Expenses	1,017,325
Net Loss	$(1,017,325)
Basic and diluted weighted average common shares outstanding	20,067,486
Basic and diluted loss Per Share	$(0.05)

For the period from June 21, 2016 (inception) to October 31, 2016

Revenues. YayYo, Inc.,. is a pre-revenue development stage company purposed to commercialize the ridesharing industry through the development and distribution of our planned YayYo! meta-search ridesharing mobile App. No revenues since the Company’s inception on June 21, 2016 until October 31, 2016.

Cost of Goods Sold. The Company remains in developmental stage and, in conjunction with not having any operational revenue, it has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses for the period of June 21, 2016 until October 31, 2016 were $534,521.

Selling and Marketing Expenses. Selling and marketing expenses for the period of June 21, 2016 until October 31, 2016 were $111,741.

Product Development. Product development expenses for the period of June 21, 2016 until October 31, 2016 were $371,063.

Net Loss. For the foregoing reasons, our net loss was $1,017,325 for the period from June 21, 2016 (inception) to October 31, 2016.

Liquidity, Capital Resources and Plan of Operations

Going Concern

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period from June 21, 2016 (inception) through October 31, 2016, the Company incurred net losses of $1,017,325. Initially, we intend to finance our operations through equity and debt financings.

As at November 30, 2016, our cash and cash equivalents (immediately marketable securities) was $111,187, which increased by $175,400 as a result of our recently terminated private placement of subscriptions for SAFE Shares. Without regard to receiving any proceeds from this Offering, we estimate that our existing capital resources will permit us to conduct our planned operations for only 60 days following the date of this Offering Circular. Accordingly, our business plan is dependent on our raising sufficient proceeds from this Offering. In addition, we may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the equity of potential investors in this Offering.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Financings and Securities Offerings

Between December 6, 2016 and January 15, 2017, we received a total of $130,000 in loans from X, LLC, a limited liability company owned by Ramy El-Batrawi, our principal stockholder and Executive Vice-President and Secretary. The loans are evidenced by an 8% note due January 18, 2018, but subject to prepayment in such amounts and at such times as our board of directors (Mr. El-Batrawi abstaining) shall determine.

During the same period, the Company raised an additional $175,400 from the funds subscribed to under SAFE agreements with 28 unaffiliated investors.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc. and issued its 10% original issue discount senior secured convertible note in the amount of $55,555. The Company may borrow an additional $50,000 from CFI.

The Company presently intends to raise additional capital to fund its research, development and operating expenses prior to the commencement of this Offering under Regulation A+, and plans to conduct a private placement of its Common Stock pursuant to Regulation D and/or Regulation S prior to the qualification of this Offering by the SEC. The Company must raise additional equity or debt financing, both now and in the future following this Offering. However, no assurances can be made that the Company will be successful obtaining additional equity or debt financing, or that ultimately the Company will achieve profitable operations and positive cash flow.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Current Plan of Operations

Our plan of operations is currently focused on the development of our meta-search ridesharing mobile App “YayYo!”, which is currently in development. We expect to incur substantial expenditures in the foreseeable future for the potential commercialization of the YayYo! mobile App and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. Our YayYo! mobile App will require extensive technical evaluation, potential regulatory review and approval, significant marketing efforts and substantial investment before it or any successors could provide us with any revenue. Further, we intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings, with the ultimate goal of attempting to become the first meta-search ridesharing mobile App to commercially launch a product and service offering to consumers.

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our current and planned development of our meta-search ridesharing mobile App does not demonstrate continuing progress toward taking our product to market, our ability to raise additional capital in the future to fund our product development efforts would likely be seriously impaired. The ability of a wireless communications company or mobile applications business, such as YayYo, Inc., to raise additional capital in the marketplace to fund its continuing development operations, is conditioned upon moving the development of products and services toward commercialization. If in the future we are not able to demonstrate adequate progress in the development of our product, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

On September 28, 2016, we engaged the services of Lexicon Labs by entering into a product management proposal (the “Product Management Proposal”), to develop our App and provide product development services to the Company in the form of (a) design and development services to provide iOS and Android operating system capabilities for our mobile App, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. Pursuant to the terms and conditions of the Project Management Proposal, all intellectual property rights created under the Product Management Proposal, including all right, title and interest to all code and designs, and documentation will be transferred to the Company. Pursuant to our agreement with Lexicon Labs, we have agreed to pay Lexicon Labs compensation in the form of a monthly project manager fee of $10,000, plus, following the completion of the project by Lexicon Labs, we have agreed to issue to Lexicon Labs an option to purchase up to one-percent (1%) of the issued and outstanding Common Stock of the Company at the time of the options exercise. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

OUR BUSINESS

Organization Overview

YayYo, Inc., a Delaware corporation (the “Company,” “YayYo,” “we,” “us” and “our”), is a start-up company that intends to engage in the development and eventual commercialization of one of the first metasearch “ridesharing” applications (the “Service” or the “App”). The Company was originally established as a Delaware limited liability company on June 21, 2016 under the name “YayYo, LLC,” which was recently converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares (“Common Stock”) of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware. The Company has elected its fiscal year end to be December 31st.

Business Strategy

Our business strategy is focused on the development and eventual commercialization of one of the first single sign-on metasearch “ridesharing” applications (the “Service” or the “App”) for smartphone users that provides price comparison and booking (as well as other functionalities currently being developed) of eventually all available ridesharing and taxi services along with select limousine and other public and/or private transportation services. Our App, when fully developed, is expected to offer all the convenience a user would expect plus unique benefits and conveniences not available from the most common ridesharing applications or taxi services alone. Set forth below is a list of the expected benefits that the App will provide to end users once the App is fully developed:

•	Single sign-on across all ridesharing service platforms
•	Complete access to your transportation needs in a single application
•	Transparent interface with ride service providers allowing users access all available features
•	Lowest available price guarantee
•	Complete access; assure service in a city not serviced by traditional ridesharing companies

•	Diverse payment options including credit cards, debit cards and PayPal®
•	User loyalty rewards program
•	Exclusive coupons and other offers based on users’ routes
•	SOS feature
•	Enterprise Program

Our App is expected to provide a “Kayak-style” metasearch experience for the ridesharing world by enabling real-time transportation quotes and comparison options as well as a seamless, multiservice provider-booking application. With the YayYo mobile App, users only have to sign up for an app one time and instantly gain the benefit of mobile, one-tap order efficiency from a growing list of popular on demand ridesharing services. Users will be able to request the most affordable ride (“Yay!”) and we intend to ensure the correct car arrives every time (“Yo!”). Our App will handle all the necessary customer support and accounts for rider pain-points such as surge pricing while offering comparison shopping which will enable the user to compare quotes among the available ridesharing services. Furthermore, we intend to provide every rider with an engaging, geo-relevant entertainment experience including additional cost saving benefits and relevant information and offerings to users.

We are currently developing a consolidated quote retrieval platform with a merchant processing layer through application program interfaces (“APIs”) with existing ridesharing platforms, and are reliant upon securing partnership agreements with the ridesharing services, such as Uber, Lyft, Via, Curb, Flywheel, Gett, Juno, Hailo and Didi, among others. Many of these platforms do not offer direct or complete API access; thus, the technical barrier to entry is steep. We are developing and the creating our own proprietary APIs and Android virtualization technology. We anticipate that our App will be fully capable of remotely and autonomously operating ridesharing user accounts on behalf of YayYo users the first single-sign-on solution for the growing ridesharing & transportation economy.

Our App is expected to function like a travel assistant. We intend to change the way users commute by doing the work and research for them. By setting their preferences in their profile when they download our App, our App will book rides for users that are filtered to match each user’s preferences. Users won’t have to search or open multiple apps to see if they’re getting the best possible deal. Our App is being designed to do this work for each user. If a user wants the cheapest ride every time, the App will book that the cheapest ride available for them. If a user wants the ride closest to the user at any given point in time, the App will book the user’s ride based on what is closest to that particular user instead. Our App is being designed to make things easier for all users and give users the peace of mind knowing that they are saving money while getting them where they need to go based on the criteria set by each user.

What makes our App different from other existing apps in the ridesharing industry is that we approached the development of the App from a user’s perspective by focusing and aggregating the user’s favorite ways of commuting, and integrated that functionality into the App’s technology, while making the App simple to navigate. By leveraging elements that most users are already familiar with, our App gives users the benefit of seeing multiple service providers through one highlight functional App. As a result, users only need a YayYo account and they will have access to every provider in the App. Users will no longer need to log into multiple accounts and keep track of multiple passwords, multiple receipts from multiple ridesharing services and different trips. The YayYo App keeps securely stores and keeps track of all of that data for each user who establishes a YayYo account, and each user can access that information from one location within the YayYo App or the YayYo website dashboard. YayYo also plans on establishing a rewards program that allows users to acquire points called “Yaymiles ” with every trip the user takes. These Yaymiles can be redeemed by users for ride fare discounts and free rides within the YayYo App.

Ridesharing has changed the way the world commutes and is quickly becoming the preferred way to travel. It’s convenient and it’s great to not have to worry about how you’re getting somewhere. Users all want the best price and the most convenient pickup but toggling between multiple apps to get the price or pickup time they want is an unnecessary stress to what was supposed to be a life convenience. We believe we are positioned to solve this problem for end users. By creating a single YayYo account users will be able to travel with any service provider in the App. Users will get the benefit of real time pricing, arrival times, and will be able to filter out what they want and don’t want in the results with a click of a button.

We believe that the full development of our YayYo App and website will take a minimum of two months to complete and that it will be commercially available on or about March 31, 2017. Of course, delays in production and other factors, including our not having adequate capital resources to commercialize our APP, and other factors beyond our control could materially delay our estimates of commercial availability and commencement of operating revenues.

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on very short notice. Traditionally, rideshare arrangements between two or more unrelated individuals for commuting purposes have been relatively inflexible, long-term arrangements. Partners will establish reasonably fixed departure time schedules and driving responsibilities. The complexity of work and social schedules and the perceived increase in vehicle trip complexity, such as trip chaining, has made this type of commuting arrangement much less desirable. “Real-time” ridesharing attempts to provide added flexibility to rideshare arrangements by allowing drivers and passengers to partake in occasional shared rides. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring rideshare trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

Over the previous few years, rapid advancements in technology and the penetration of smart phone devices in addition to mobile network accessibility amongst consumers has enabled companies like Uber to deploy their solution. Many of the “realtime” services rely on a similar set of technologies and share similar features. The underlying technological requirements generally include, at a minimum, the following components:

1.	Smartphones – Many of the services rely on the rapid proliferation of smartphones in the market place. The firms developing the underlying software for “real-time” ridesharing have focused their efforts on platforms with easy-to-use, attractive user interfaces such as Apple’s iPhone software and Google’s Android platform.

2.	Constant Internet Connection – The need to communicate ride requests and accept offers on short notice requires that one be constantly connected to the internet. Many smartphones are now offering (or require) unlimited data access with new smartphone contracts.

3.	GPS Functionality – The use of GPS functionality has been incorporated into many applications so that they become “location aware”. In other words, participants seeking a ride do not need to key in their current location, because the GPS built into their smartphone knows where they are located and communicates this information automatically when trips are logged. This is often marketed as a time saving feature.

4.	Ride Matching Algorithm – All of the underlying systems use some form of algorithm to match riders and passengers. Some of the algorithms do so based only on origin and destination, while some of the newer algorithms match drivers and passengers based on the commonality of their route.

A number of technology companies based in San Francisco premiered apps for real-time ridesharing in early 2010, several transportation network companies were introduced that were advertised as ridesharing, but in fact dispatched commercial operators similar to a taxi service. Transportation experts have frequently referred to these services as “ridesourcing” to clarify that drivers do not share a destination with their passengers. Rather, the “ridesourcing” app simply outsources rides to available commercial drivers. In 2013 an agreement was reached with California Public Utilities Commission creating a new category of service called “Transportation Network Companies” to cover both real-time and scheduled ridesharing companies. Transportation Network Companies have faced regulatory opposition in many other cities, including Los Angeles, Chicago, New York City, and Washington, D.C, among others.

“Ridesharing” has been controversial, variously criticized as lacking adequate regulation, insurance, licensure, and training. One of the main so-called ridesharing (but actually ridesourcing) firms, Uber, was banned in Berlin and a number of other European cities. Opposition may also come from taxi companies and public transit operators, because they are seen as alternatives. Early real-time ridesharing projects are believed to have begun in the 1990s, but they faced obstacles such as the need to develop a user network and a convenient means of communication. Gradually the means of arranging the ride shifted from telephone to internet, email, and smartphone; and user networks were developed around major employers and universities. As of 2006, the goal of taxi-like responsiveness still generally eluded the industry; “next day” responsiveness was generally considered the state of the art.

The term “ridesharing” was starting to become a misnomer, they’re a lot more like successful private cab or taxi businesses that cater to a smartphone-toting clientele and actively rival traditional cab or taxi companies, and having reliable and affordable door-to-door transportation in general can help expand car-free living. Given the fast rise of smartphone adoption globally, ridesharing’s success doesn’t come as a surprise. But there are many reasons why customers prefer to book those services versus taxis. Among those are a clear overview of pricing prior to booking, the ease and convenience of “one-tap” rides, the ability to monitor and follow drivers on map displayed on the user’s smartphone, the convenience of a cashless transaction, fare splitting, and feedback options. The premier and probably most well know ridesharing service, Uber, was born when its founders became annoyed that they could not get a taxi in Paris. By eliminating the antiquated taxi dispatch system through technology (call and book taxi, call to request driver’s location, call when taxi doesn’t arrive), the founders of Uber created an innovative technology based alternative to the traditional taxi dispatch system that has been widely adopted by users worldwide. By eliminating a key piece of the supply chain and streamlining efficiencies for the users, Uber was able to completely disrupt a century-old taxi industry. In essence, Uber & Lyft are really the two companies that dominate the market and Uber so far has won across the board: access, driver experience, customer experience, brand and funding.

Regulation of the Ridesharing Industry

In the current ridesharing marketplace, often times the Transportation Network Company (such as Uber or Lyft) generally takes the place of government in enforcing standards for drivers and vehicles, though two (2) states and the District of Columbia now have basic driver background and minimum insurance requirements in place for TNCs. Each TNC has its own regulations at the corporate level. However, in many instances, state, local or federal governments are beginning to seriously assess the ridesharing industry and it is likely that regulations and mandated standards are imminent.

Strategy

Uber, Lyft and other ridesharing companies have spent billions buying market-share, lobbying with lawmakers and optimizing their software to provide the best user experience for both passengers and drivers alike. However, our App is intended to operate as an aggregator for the end-user to shop ridesharing service providers based on a number of criteria, and, initially we don’t intend to compete directly with these ridesharing servicers. Instead, we intend to empower these companies by building a user base that would drive revenue for them, and in turn us. By approaching the ridesharing marketplace as an aggregator using metasearch technology and a solution provider that incorporates and requires the services of these already established ridesharing companies, we expect to be strategically positioned to leverage the existing ridesharing economy into immediate revenues for the Company. However, as our business strategy continues to develop and we develop and launch additional products and services within the transportation and ridesharing industries, certain of our products or services may directly compete with ridesharing services such as Uber and Lyft, or directly compete with other service providers in the transportation industry, such as taxi and limousine services. Whether it’s Uber, Lyft or any other ridesharing company on the YayYo App, we believe there will always be room for competition and alternative services and products in the “Transportation Network Companies" sector. As long as TNCs continue to thrive and compete, we believe there will be ample room for us to build a viable business that competes indirectly and possibly, directly in the ridesharing and transportation market.

A metasearch engine (or aggregator) is a search tool that uses another search engine's data or provider to produce their own results from the internet or mobile devices. The most well-known use and application of metasearch technology is the online travel industry. Industry participants believe that the metasearch engine is liberating consumers from the information overload the internet is offering us nowadays. Travel website, TripAdvisor, is testing a consumer metasearch functionality for their immense database of hotels worldwide. Except for doing precisely that what all the other travel websites are doing (i.e. showing prices and availability of a certain property), TripAdvisor is able to further filter down on the results with their massive review data, enabling travelers to specify on hotels suitable for a romantic weekend or hotels best suited for family vacations. Another well-known travel website, Kayak, has positioned itself as a “comprehensive objective search” thereby creating additional value for buyers. It set itself apart by including airlines not listed on these larger sites. This further drew in new buyers. Kayak's marketing emphasizes the ways in which it is a better search engine. It offers more alternatives, flexibility, and airlines. For instance, Kayak includes Southwest, which doesn't make its flights available to online travel agents. Kayak on the other hand can be regarded as one of the affiliates. It is basically a metasearch system that searches for the rates across sites like Expedia and if a user decides to buy a room night, Kayak gets paid a referral commission.

When the YayYo App is loaded, a user will see all the available options to them on the map. Then users can filter the map by operator and vehicle type. Our App will allow users to compare ridesharing prices across different providers. Our App will compare prices across different ride types. To accomplish this, we plan to partner with ride share companies such as Uber, Lyft, Via, Juno to name a few and receive exclusive access to their extended API services. This will allow our App to communicate all levels of data back and forth between the various platforms and provide a seamless experience for the user. Our App will identify the user’s current location and allow them to change their current location by either moving a pin on a map or by entering in a new pickup location. Upon setting this location the user will then enter in their destination. Once this destination is entered, our App will access the fare estimate APIs from its ride share partners and return a price estimate to the user from all our partners. The user will then be able to filter by the ride types and sort by pricing and then request for a driver from their specific selection. We expect to provide users with access to all the same features that are standard with most high-level ride share applications such as the ability to contact the driver, cancel their trip & split the fare costs to name a few. The value that we want to provide to the market is a one of fare transparency and convenience in an ever-growing market of transportation options available to the consumer.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, there can be no assurance that any trademarks will be granted or that any trademark relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company.

We also plan to rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plans to consult with intellectual property counsel to determine what patents we may be able to file to protect its intellectual property. As of the date of this Offering Circular, we have not filed any patents in the United States or any other country. Although we believe that some of its technology may be patentable, there can be no assurance that any patents will be granted or that any patent relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of its development personnel than the legal protection afforded its existing technology. (See “Risk Factors”).

Our success depends in part, upon its proprietary software technology and proprietary App. There can be no assurance that its standard intellectual property confidentiality and assignment agreement with employees, consultants and others who participate in the development of its software will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that our efforts to protect its proprietary technology will prevent others from developing and designing products or technology similar to or competitive with those of the Company. Our success depends in part, on its continued ability to license and use third-party technology that is integral to the functionality of our products and App. An inability to continue to procure or use such technology likely would have a material adverse effect on our business, operating results or financial condition.

Employees

As of the date of this Offering Circular, we had approximately six (6) full-time employees and eight (8) consultants, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

Property

We lease and maintain our primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. We also lease and maintain executive offices at 9665 Wilshire Boulevard, #895, Beverly Hills, California 90210, where the majority of our operations and staff will conduct activities on a daily basis. We do not currently own any real estate.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Term of Office
Executive Officers:
Anthony Davis	President and Chief Executive Officer	Since November 2016
Mark Young	Chief Operating Officer	Since November 2016
Robert W. Vanech	Chief Financial Officer, Treasurer, Secretary	Since November 2016
Ramy El-Batrawi	Executive Vice President	Since November 2016
Directors:
Mark Young	Director	Since November 2016
Ramy El-Batrawi	Director	Since November 2016
Terren S. Peizer	Director	Since November 2016
Robert W. Vanech	Director	Since November 2016
Anthony Davis	Director	Since November 2016
Key Employees:
Ali Rashidifar	Product Manager	Since November 2016

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Anthony Davis, Chief Executive Officer& Director. Mr. Davis is an accomplished, multi-time CEO, board member, and investor of venture capital backed, high growth IT software and consumer products companies. Over the past 18 years, Mr. Davis has extensive, hands-on experiences developing growth strategies, creating go-to-market plans, building teams, operating businesses, raising capital (Venture Capital, Private Equity, seed investors, and venture debt), and achieving liquidity events and M&A transactions. Additionally, Mr. Davis serves as an active, trusted advisor and Board member to dozens of CEOs, entrepreneurs, and investor groups, helping to develop, refine, and address rapid growth planning and operational initiatives across these business sectors:

•	Financial tech services & marketplaces
•	Ecommerce platforms
•	Programmatic advertising & direct marketing
•	Internet of Things (“IoT”) & Connected Devices
•	Drones & UAVs

•	Email & SMS messaging services
•	OTT & SVOD media platforms

Mr. Davis services as an operating partner at AIT Ventures, a venture fund investing in early and medium stage IT software companies that demonstrate tremendous opportunities for growth. Previously, Mr. Davis was CEO at Flexion Wireless, an MVNO/reseller of cellular voice, data and IoT services. Prior to Flexion, Mr. Davis was as an Entrepreneur-in-Residence at GRP Partners (currently Upfront Ventures) where he becoming CEO of TeleFlip, a mobile messaging and email communications company. Prior to TeleFlip, Mr. Davis was a principal at Haimowitz Consulting Group, a media firm specializing in the acquisition and development of broadcasting and entertainment ventures. Prior to Haimowitz Consulting, Mr. Davis was the CEO and Chairman of eSalon.com, a leading online seller and direct marketer of beauty and personal care products and premium content. Prior to eSalon.com, Mr. Davis worked at several direct marketing companies, developing and managing integrated marketing programs to support product sales through various channels that included electronic/interactive retailing (QVC and Home Shopping Network), television infomercials (long and short form), on and off-line direct response marketing campaigns (internet and direct print and e-mail), and national, multi-door retail chain stores. Mr. Davis is a graduate of the University of Colorado, Boulder with a degree in Economics and Political Science.

Mark Young, Chief Operating Officer & Director. Mr. Young has more than 20 years of experience as a marketing executive and general manager with both a technology and consumer background. Throughout his career he has developed a track record of success in product development, program management, business modeling, marketing, brand building, and finance for consumer products and services, as well as for business-to-business products and services, and partner management. Mr. Young most recently served as the Chief Marketing Officer at Sysomos where manages a growing team dedicated to building the right products for marketers built on Data Science around Social Intelligence and telling the Sysomos story to Marketers worldwide. Mr. Young joined Sysomos in April of 2015. Mr. Young was Executive Vice President of Marketing Solutions at Clear Channel Outdoor, where he collaborated with advertiser and agency partners to deliver new approaches to capitalize on the unique role and creative possibilities outdoor advertising offers in an increasingly complex multimedia world. Before Clear Channel, Mr. Young spent two years at Intellectual Ventures and 15 years at Microsoft where he was responsible for worldwide marketing for Microsoft Advertising. As general manager, he managed a worldwide team that developed and executed global marketing initiatives in support of Microsoft’s $3 billion ad business. His teams supported advertising revenue and satisfaction targets across Microsoft’s online properties (Bing, MSN, Xbox) and emerging networks (in-game, mobile, TV, video). Mr. Young personally oversaw the Microsoft Advertising brand and campaigns, digital infrastructure, research, and industry relationships. Prior to Microsoft Mr. Young spent eight years in brand management in consumer packaged goods focused on golf equipment. Mark received his master of business administration from Kellogg Graduate School of Business at Northwestern University and a bachelor’s degree in marketing from Illinois State University.

Robert W. Vanech, Chief Financial Officer, Treasurer, Secretary & Director. Mr. Vanech is an experienced CEO, COO, and CFO with over twenty-five years of practical experience as both a co-founder and operator of rapid-growth companies. Mr. Vanech’s expertise spans multiple technology and service related fields with a focus on early and growth-stage venture capital backed companies and/or companies catalyzing disruption inside established industries. Mr. Vanech has raised over $200 Million in venture financing for companies he founded or co-founded, and has helped build global organizations with hundreds of employees. Mr. Vanech most recently served as Chairman and COO/CFO of Zealot Networks, Inc. where he was responsible for capital-raising, governance, mergers and acquisitions, as well as all operational integration including selection and implementation of all processes and systems. In the eighteen months after founding Zealot, Mr. Vanech successfully raised $47 Million in equity capital and $50 Million in debt and embarked on a rapid M&A strategy acquiring and integrating seventeen digital and traditional media companies. Zealot finished its second year of operations in 2015 as a profitable enterprise with approximately 200 employees generating in excess of $50 Million in revenue.

During his operating career, as a CEO, Mr. Vanech specialized in early-stage, fast-growth venture-backed companies. Mr. Vanech has been a CEO or President/COO for technology service firms as large as 800 employees with up to $100 Million in revenue. As a board member or consultant, Mr. Vanech has advised or served as interim sales or operations executive for over a dozen firms in various industries throughout his career with an emphasis on technology, software, and companies poised to disrupt markets. As an investment professional, Mr. Vanech was a partner and Entrepreneur-in-Residence at ETF Group, a $250 Million early-stage technology fund based in Lugano, Switzerland. While at ETF, Mr. Vanech assisted ETF’s international portfolio company CEOs with execution and growth strategies, M&A, and capital-raising.

Mr. Vanech was a Co-founder and a Director at CADFORCE Inc., a global parametric modeling and construction- visualization company. As Chairman and CEO at CADFORCE, Mr. Vanech was responsible for three venture rounds including both debt and equity vehicles totaling approximately $10 Million consummating in 2009 with a merger with Neilsoft Pvt. Ltd., a global engineering and technology firm based in Pune, India. While at CADFORCE, Mr. Vanech was responsible for the initial business plan, branding and marketing, capital-raising, and all day- to-day operations up through the merger at which time the company had 800 employees and offices throughout the world. Prior to CADFORCE, Mr. Vanech served as Founder, President and Director of Eureka Broadband Corporation, a telecommunications infrastructure and services company he founded and sold for over $100 Million to Broadview Networks. Mr. Vanech provided the seed funding and wrote the initial business plan, marketing strategy, and managed all day-to-day operations at Eureka for its first four years of operation. Eureka raised $60 Million in Venture Capital and grew to over 450 employees, completed three acquisitions and posted $100 Million in revenues before being sold to Broadview Networks.

Mr. Vanech received a Bachelor of Science degree in Finance from the Carroll School of Management at Boston College where he studied from 1986-1990. Mr. Vanech is an active alumnus of Choate Rosemary Hall where he graduated in 1986. Mr. Vanech serves on the Board of railLA, a 501c3 dedicated to high- speed rail in California, and serves as the Chairman of the Los Angeles World’s Fair, a Social Purpose Corporation organized to bring a World’s Fair back to the U.S. in 2022.

Ramy El-Batrawi, Founder, Executive Vice President & Director. Mr. El-Batrawi is an entrepreneur and a founder and director of the Company. Mr. El-Batrawi is the owner and chief executive officer of Growth Strategy Investments, LLC. Prior to founding the Company, Mr. El Batrawi was a principal shareholder and chief executive officer of Global Leisure Travel, Inc., from 1998 to 2000, which was subsequently sold. From 1993 to 2001, Mr. El-Batrawi served as the chief executive officer of GenesisIntermedia, Inc. From 1994 to 2001, Mr El-Batrawi served as the President and Chairman of the Board of the Directors for Genesis Diversified Investments, Inc.

On April 13, 2006, Ramy Y. El Batrawi was named, along with others officers, directors and/or associates of GenesisIntermedia, Inc., as defendants in a Securities and Exchange Commission enforcement action. In the Securities and Exchange Commission (“SEC”) complaint, filed in the United States District Court for the Central District of California, entitled SEC v. Ramy El-Batrawi, et al., United States District Court for the Central District of California, Case No 2: -06-cv-02247-(MRP_(RZ) (the “Action”). The Action alleged violations of Section 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Exchange Act, in connection with a stock loan and manipulation scheme. The Action alleged, among other things, that defendants had violated antifraud provisions of federal securities laws by orchestrating a scheme to manipulate the stock price of GenesisIntermedia, Inc. (GENI), a now-defunct public company that was based in Van Buys, California (the “Complaint”). On April 1, 2010, Mr. El-Batrawi settled the Action by entering into a final judgment by consent with the SEC, without admitting or denying the allegations contained in the Complaint (the “Settlement”).  In connection with the voluntary Settlement of the charges set forth in the Complaint, the U.S. District Court for the Central District of California entered the consent against Mr. El-Batrawi, which, among other things, barred Mr. El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the final judgment by consent. See “Involvement in Certain Legal Proceedings” below for more information.

Terren Peizer, Director. Mr. Peizer is an entrepreneur, investor, and financier with a particular interest in healthcare having founded and successfully commercialized several healthcare companies. Most recently, Mr. Peizer is the founder of Catasys, Inc., a leader in behavioral and mental health management services. He has also served as its CEO and Chairman of the Board of Directors since the Company’s inception in 2004. Mr. Peizer also is the Founder, Chairman and CEO NeurMedix, Inc., a biotechnology company with a focus on inflammatory, neurological and neuro-degenerative diseases. NeurMedix’s lead compound NE3107 has shown efficacy in 11 pre-clinical and 6 human studies. These studies resulted in publications in peer-reviewed journals. Mr. Peizer is Chairman of Acuitas Group Holdings, LLC, his personal holding company that is the owner of all of his portfolio company interests. Through Acuitas, Mr. Peizer owns Crede Capital Group, LLC an industry leader in investing in micro and small capitalization equities, having invested over $1.2 Billion directly into portfolio companies. Mr. Peizer has been the largest beneficial shareholder, and has held various senior executive positions with several other publicly-traded growth companies, including Chairman of internationally renowned Cray, Inc., the industry’s leading supercomputer company. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston, and Drexel Burnham Lambert. He received his B.S.E. in finance from The Wharton School of Finance and Commerce.

Ali Rashidifar, Consultant & Product Manager. Mr. Rashidifar’s entrepreneurship into the technology world began at the age of 15 when he started building custom computers and websites for friends & family. This eventually lead to his own tech shop servicing local customers & businesses. Since then Ali has honed his skills to expand into the full life cycle of developing and deploying consumer and enterprise level software applications to market. Ali’s expertise includes executive leadership, startup financing, product and project management, UXUI and system architecture. Currently Ali serves as the CTO Zuum Transportation, an accelerator funded transportation technology company that provides mobile and web applications for the logistics market. Zuum provides carriers and shipper a real-time market place for laid bidding as well as end-to-end logistics tracking. Ali has also consulted for numerous technology, entertainment& hospitality companies such as Live Nation, Insomniac, FIWI, Hakkasan, Unite4Good, Ethos, Thompson Reuters, MGM, AEG & SBE. Ali graduated from University of California, San Diego with a BA in Economics and an emphasis in Econometrics.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Securities and Exchange Commission v. Ramy Y. El-Batrawi, GenesisIntermedia, Inc., Ultimate Holdings, Ltd., Adnan M. Khashoggi, Richard J. Evangelista, Wayne Breedon, and Douglas E. Jacobson, Civil Action No. CV-06-2247 (MRP) (C.D. Ca.).3

3 U.S. Securities and Exchange Commission Litigation Release No. 21475 / April 2, 2010.

On April 1, 2010, the Company’s founder, controlling shareholder, Executive Vice President and Director, Ramy Y El-Batrawi (“El-Batrawi”) settled a United States Securities and Exchange Commission (“SEC”) enforcement action (originally filed in April 2006) (the “Matter”) by entering into a final judgment by consent (the “Consent”) with the SEC, without admitting or denying the allegations contained in the SEC’s Complaint (as defined below). In connection with the voluntary settlement and resolution of the Matter, the U.S. District Court for the Central District of California (the “Court”) entered the Consent against El-Batrawi, which permanently enjoins him from violating Section 17(a) of the Securities Act of 1933, as amended (“Securities Act”), and Sections 10(b) and 13(b)(5) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rules 10b-5, 13b2-1, and 13b2-2 thereunder, from aiding and abetting violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13, and barring El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the Final Judgment. For further information and details please contact the Company.

YayYo, Inc., vs. Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman.

On November 21, 2016, the Company filed a lawsuit in U.S. District Court, for the Central District of California against Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman (collectively, the “Defendants”). The lawsuit alleges claims for fraud, fraudulent inducement and concealment, negligent misrepresentation, unfair business practices, intentional interference with contractual relations and prospective economic relations, and conversion, based on the Company’s belief that the Defendants made fraudulent and intentionally misleading representations to induce the Company to retain their services in connection with building our website and mobile applications, failed to satisfy the terms of their engagement with the Company and attempts to charge the Company for services which was never performed or was subpar. The Company intends to pursue this matter to a satisfactory resolution. We believe that the defendants will disgorge their ill-gotten gains rather than defend their fraudulent enterprise through the federal court system.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of December 31, 2016:

	Cash		Other	Total
	Compensation		Compensation	Compensation
Name and Principal Position	($)		($)(2) (3)	($)(2) (3)

Anthony Davis, President, CEO, Director	15,000	(1)	—	—

Mark Young, COO, Director	—		—	—

Robert W. Vanech, CFO, Treasurer, Secretary, Director	15,000	(1)	—	—

Terren S. Peizer, Director	—		—	—

Ramy El-Batrawi, Executive Vice President, Director	120,000	(1)	—	—

(1)	Represents $20,000 per month paid to Mr. El-Batrawi for each of the months of August 2016 through January 2017. Also represents amounts payable to Messrs. Davis, Vanech and El-Batrawi for the month of December 2016. An additional $10,000 is payable for each of the months of January and February to each of Messrs. Davis and Vanech and See “Executive Compensation” below.

(2)	On December 1, 2016, each of Messrs. Davis and Vanech received non-qualified stock options expiring on December 31, 2018, entitling them to purchase 100,000 shares of Company Common Stock at an exercise price of $1.00 per share at any time on or after June 1, 2017. On December 1, 2016, Mr. Young received 50,000 options on the same terms as the options granted to Messrs. Davis and Vanech. All such options terminate within three months of each employee ceasing to be in the continuous employ of the Company.

(3)	Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification ("ASC") 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

The Company and Mr. Davis have entered into an offer of employment agreement, dated November 29, 2016, setting forth an initial base salary for Mr. Davis’s first three months of service and performance under his term of employment. As set forth under the employment offer, Mr. Davis will be entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and an additional $10,000 for service performed by Mr. Davis during the month of February 2017.

The Company and Mr. Vanech have entered into an offer of employment agreement, also dated November 29, 2016, setting forth an initial base salary for Mr. Vanech first three months of service and performance under his term of employment. As set forth under the employment offer, Mr. Vanech will be entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and (iii) an additional $10,000 for service performed by Mr. Vanech during the month of February 2017.

The Company and Messrs. Davis and Vanech are in the process of negotiating the terms of formal employment agreements with the Company which would supersede the November 29, 2016 offer of employment agreements. There can be no assurance that such employment agreements will be entered into with either Mr. Davis or Mr. Vanech, or that either or both of such persons will continue to serve as Chief Executive Officer or Chief Financial Officer, respectively, or as members of the Board of Directors of the Company. In the event that either or both of such senior executive officer shall no longer provide full-time services to the Company, our business and future prospects could be materially and adversely affected. See, “Risk Factors.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

On September 28, 2016 YayYo, LLC entered into a product management proposal with Lexicon Labs (the “Product Management Proposal”), whereas Lexicon Labs shall use its own personnel and other assets to provide product development services to the Company in the form of (a) design and development services to provide iOS and Android operating system capabilities for our mobile app “YayYo!”, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Lexicon Labs is managed by Ali Rashidifar, a key employee of our Company holding the position of product manager. Under the terms of the Product Management Proposal, the Company has agreed to pay Lexicon Labs compensation in the form of a management cost in an amount equal to $10,000 (paid on a monthly basis). Since November 16, 2016 (the date of the Company’s incorporation), the Company has paid Lexicon Labs $10,000 for services rendered for the month of November 2016 under the terms of the Product Management Proposal. As a manager of Lexicon Labs, the Company believes that Mr. Rashidifar will directly or indirectly benefit financially from our Product Management Proposal and it is further assumed, at this stage, that the Company will continue the engagement of Lexicon Labs for the performance of product management services under the Product Management Proposal beyond November 2017, whereby the Company anticipates that aggregate fees paid to Lexicon Labs will exceed an aggregate of $120,000 in total payments issue and received by Lexicon Labs.

Between December 6, 2016 and January 15, 2017, we received a total of $130,000 in loans from X, LLC, a limited liability company owned by Ramy El-Batrawi, our principal stockholder and Executive Vice-President and Secretary. The loans are evidenced by an 8% note due January 18, 2018, but subject to prepayment in such amounts and at such times as our board of directors (Mr. El-Batrawi abstaining) shall determine.

As additional collateral to secure payment of up to $111,109 principal amount of original issue discount senior secured convertible Notes we issued and may issue under our January 6, 2017 agreement with CFI, Ramy El-Batrawi, our founder and principal stockholder, provided CFI with a non-recourse guaranty of such Notes issued and issuable to CFI, pursuant to which Mr. El-Batrawi’s liability is limited to his pledge of up to 300,000 shares of our Common Stock owned by Mr. El-Batrawi.

In addition to his guaranty, on January 6, 2017, an affiliate of Mr. El-Batrawi issued to CFI 200,000 of his shares of our Common Stock, for $0.0001 per share. Under the agreement the 200,000 shares shall be increased by an amount equal to 2% of any additional shares of our Common Stock we may issue through January 6, 2018. Accordingly, if we sell all 6,250,000 shares offered under this Offering Circular, CFI would be entitled to increase its ownership by 125,917 additional shares and would own a minimum of 325,917 additional shares of our Common Stock. Mr. El-Batrawi or his affiliate has the right to repurchase 100,000 of such shares at a price of $2.00 per share, if such repurchase option is exercised within 90 days and at a price of $2.50, if such repurchase option is exercised with 90-180 days.

To the best of our knowledge, since the period from inception (June 21, 2016) to December 31, 2016, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which any director or executive officer, or any security holder who is known by us to own of record or beneficially own more than five percent (5%) of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of December 31, 2016, there were 25,000,000 shares of our Common Stock issued and outstanding, and as at the date of this Offering Circular a total of 25,043,850 shares of our Common Stock will be outstanding after giving effect to the automatic conversion of subscriptions for shares of our SAFE Shares into 43,850 additional shares of Common Stock. In addition, an indeterminate number of additional shares of Common Stock are potentially issuable upon conversion of up to $111,109 principal amount of 10% original issue discount senior secured convertible Notes issued and issuable to CFI.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of
	shares of
	Common Stock
	Beneficially
	Owned as of	Percentage	Beneficially Owned(4)
	_____*, 2017	Before Offering(3)	After Maximum Offering

Directors and Officers:(1)
Ramy El-Batrawi(2)	15,624,998	62.4%	49.9%
Anthony Davis(3)
Mark Young(4)
Robert Vanech (5)
Terren Peizer(6)	1,654,412	6.6%	5.3%
All directors and named executive officers as a group (5 persons)		69.0%	55.2%

Greater than 5% Beneficial Owners:
X, LLC(2)	15,624,998	62.4%	49.9%
Gray Mars Venus Trust, Arizona 2015 (7)	5,588,235	22.3%	17.6%
Acuitas Group Holdings, LLC (6)	1,654,412	6.6%	5.3%

(1) Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Yayyo, Inc., 9665 Wilshire Boulevard, Suite 895, Beverly Hills, CA 90210

(2) Common Stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, the Company’s founder, Executive Vice President and Director. Its address is 2635 Astral Dr., Los Angeles, CA 90046.

(3) Consists of 100,000 shares of Common Stock issuable at any time after June 1, 2017 at $1.00 per share upon exercise of non-qualified stock options entitling Mr. Davis to purchase up to 100,000 shares of Common Stock under our stock option plan.

(4) Consists of 50,000 shares of Common Stock issuable at any time after June 1, 2017 at $1.00 per share upon exercise of non-qualified stock options entitling Mr. Young to purchase up to 50,000 shares of Common Stock under our stock option plan.

(5) Consists of 100,000 shares of Common Stock issuable at any time after June 1, 2017 at $1.00 per share upon exercise of non-qualified stock options entitling Mr. Vanech to purchase up to 100,000 shares of Common Stock under our stock option plan.

(6) Acuitas Group Holdings, LLC, an entity beneficially owned and controlled by Terren Peizer. Its address is 11601 Wilshire Blvd #1100, Los Angeles, CA 90025.

(7) Address is 75 Avon Ave, Mill Valey, CA 94941

(8) Assumes that upon the sale of the Maximum Offering the Company will have 31,293,850 shares of Common Stock issued and outstanding.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of capital stock, consisting of Ninety-Million (90,000,000) shares of Common Stock, $0.000001 par value and Ten Million (10,000,000) shares of preferred stock, $0.000001 par value (the “Preferred Stock”).

Indebtedness.

As of the date of this Offering Circular, we have no indebtedness or liabilities believed to be material to our business.

Common Stock

As of the date of this Offering Circular, the Company had 25,043,850 shares of Common Stock issued and outstanding, including 43,850 shares issued upon the automatic conversion of our SAFE Shares.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, 2,000,000 shares of Preferred Stock have been designated as Series A non-voting convertible Preferred Stock, none of which have been issued.

2016 Equity Incentive Plan

On November 30, 2016, we adopted our 2016 Equity Incentive Plan (the “Plan”) to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants. We have set aside options to purchase up to Ten Million (10,000,000) shares of Common Stock for issuance under the Plan, which may be granted in the form of either incentive stock options or non-qualified stock options. Our Board of Directors administers the Plan, and has the authority: (i) to select the Plan recipients, the time or times at which awards may be granted, the number of shares to be subject to each option awarded, the vesting schedule of the options and (ii) to amend the stock option Plan to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants. As of the date of this Offering Circular, Four Hundred Thousand (400,000) options have been granted under the Plan, of which Two Hundred Thousand (200,000) options have been granted to certain of our officers and directors. Subsequent to the completion of the Offering, the Company expects to continue to issue options as an inducement for managerial and qualified personnel to remain with and to join the Company.

We have not registered the Plan, or the shares subject to issuance thereunder, pursuant to the Securities Act. Absent registration, such shares, when issued upon exercise of options, would be “restricted securities” as that term is defined in Rule 144 under the Securities Act. Administration of the Plan is by our Board of Directors (the “Board”) or a committee appointed by the Board of Directors which consists of one (1) or more members (the “Committee”). To date, no such Committee has been appointed, and the Board has elected to administer the Plan itself.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Our Offering will expire on the first to occur of (a) the sale of all 6,250,000 shares of Common Stock offered hereby, (b) September 30, 2017, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than Ten Percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the Ten Percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreeement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by CKR Law, LLP, Los Angeles, California.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, of AJ Robbins CPA, LLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Beverly Hills, State of California, on February 1, 2017.

YayYo, Inc.

By:
Name: Anthony T. Davis
Title: Chief Executive Officer, Director

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

	Chief Executive Officer, President and Director	February 1, 2017
Anthony T. Davis

	Chief Financial Officer, Treasurer, Secretary & Director	February 1, 2017
Robert W. Vanech

	Executive Vice President & Director	February 1, 2017
Ramy El-Batrawi

Part III – EXHIBITS

Exhibit No.	Description

EX1A-2A	Certificate of Incorporation of YayYo, Inc.*

EX1A-2B	Amended and Restated Certificate of Incorporation of YayYo, Inc. **

EX1A-2C	Bylaws of YayYo, Inc.*

EX1A-2D	Amended and Restated Bylaws of YayYo, Inc. **

EX1A-2E	Certificate of Conversion of YayYo, LLC.*

EX1A-2F	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock*

EX1A-4A	Form of Subscription Agreement **

EX1A-6A	Form of Product Management Proposal*

EX1A-6B	Form of Employment Offer*

EX1A-6C	Form of 2016 Equity Incentive Plan*

EX1A-6D	Form of Agreement with Chase Financing Inc. **

EX1A-6E	Limited Recourse Guaranty and Pledge with X, LLC, dated January 6, 2017**

EX1A-6F	Secured Convertible Note to Chase Financing Inc., dated January 6, 2017**

EX1A-6G	Common Stock Purchase Agreement with X, LLC, dated January 6, 2017**

EX1A-6H	Promissory Note with X, LLC, dated January 15, 2017***

EX1A-6I	Form of SAFE Agreement***

EX1A-11A	Consent of AJ Robbins CPA, LLC ***

EX1A-12A	Amended Opinion of AJ Robbins CPA, LLC***

EX1A-13A	Opinion of CKR Law, LLP **

*filed previously

** filed with Amendment No. 2 to Offering Circular

*** filed with Amendment No 3 to Offering Circular

YAYYO, INC

Financial Statements

October 31, 2016

F-1

Independent Auditor’s Report

AJ to provide

F-2

YAYYO, INC.

Balance Sheet

See excel file

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

F-3

YAYYO, INC.

Statement of Operations

See excel file

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

F-4

YAYYO, INC.

Statement of Stockholders’ Equity

See excel file

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

F-5

YAYYO, INC.

Statement of Cash Flows

See excel file

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

F-6

YAYYO, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 21, 2016 (inception) to October 31, 2016

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company is a single sign-on metasearch app for smartphones that provide price comparison and booking of all available ride sharing and taxi services along with select limousine and public transportation services.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management.

Revenue and Cost Recognition

The Company intends to earn revenues through the sale of its app for smartphones. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.  No revenues have been earned or recognized as of October 31, 2016. Expenses are recognized as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-7

YAYYO, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 21, 2016 (inception) to October 31, 2016

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the period from June 21, 2016 (inception) to October 31, 2016.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs from June 21, 2016 (inception) to October 31, 2016 were $111,741.

Research and Development Costs

The Company expenses its research and development costs as incurred. Developments costs from June 21, 2016 (inception) to October 31, 2016 were $371,063.

Software Development Costs

Software development costs are capitalized in accordance with FASB ASC 985-20 Cost of Software to Be Sold, Leased, or Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of direct overhead, payroll costs, and consultants' fees of individuals working directly on the development of specific software products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product to the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs over expected net realizable value is expensed at that time.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

The Company intends to file U.S. federal tax returns when due. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Note 3 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

F-8

YAYYO, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 21, 2016 (inception) to October 31, 2016

Common Stock

During the period from June 21, 2016 (inception) to October 31, 2016, the Company issued 15,625,000 shares to the founding stockholder at $0 value and issued 8,639,708 to investors for cash proceeds of $1,175,000.

Note 4 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues or profits since inception, and has sustained a net loss of $1,017,325 for the period from June 21, 2016 (inception) to October 31, 2016. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and its ability to obtain additional capital financing from investors. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.   The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to raise additional equity capital to the Company as necessary to fund expenditures until the Company’s planned principal operations can generate sufficient cash flows to sustain operations. No assurance can be made that these efforts will be successful and sustain the Company for a reasonable period of time.

Note 5 – Related Party Transactions

During the period from June 21, 2016 (inception) to October 31, 2016, the Company paid management fees of $110,000 to a company that is owned by the Company’s majority stockholder.

Note 6 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of October 31, 2016 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the period from June 21, 2016 (inception) to October 31, 2016.

A reconciliation of the differences between the effective and statutory income tax rates for the period from June 21, 2016 (inception) to October 31, 2016:

	Amount	Percent

Federal statutory rates	$(345,891)	34.0%
State income taxes	(50,866)	5.0%
Permanent differences	5,362	-0.5%
Valuation allowance against net deferred tax assets	391,395	-38.5%
Effective rate	$-	0.0%

F-9

YAYYO, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 21, 2016 (inception) to October 31, 2016

At October 31, 2016, the significant components of the deferred tax assets are summarized below:

Deferred income tax asset
Net operation loss carryforwards	391,395
Total deferred income tax asset	391,395
Less: valuation allowance	(391,395)
Total deferred income tax asset	$-

The valuation allowance increased by $391,395 in 2016 as a result of the Company generating additional net operating losses.

The Company has recorded as of October 31, 2016 a valuation allowance of $391,395, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of October 31, 2016.

The Company has net operating loss carry-forwards of approximately $1,000,000. Such amounts are subject to IRS code section 382 limitations and expire in 2031. The 2016 tax year is still subject to audit.

Note 7 – Commitments and Contingencies

On July 28, 2016, the Company entered into a client service agreement with an advertising agency. The agency is to obtain negotiate, arrange and purchase and otherwise deal with all media placements for the Company’s product in television, radio and print ads. The Company is obligated to compensate the adverting agency a commission of 15% of the gross amounts charged for the television, radio and print ads.

On August 27, 2016, the Company entered into a development agreement with a software developer to develop interface software for the Company’s product. The Company agreed to pay a fee of $4,860 plus $85 per hour for the software development services.

On November 1, 2016, the Company entered into an agreement with an individual to perform marketing services. The individual will receive compensation as follows:

•	5% of any investment the Company receives as a result of the individuals efforts;
•	10% of gross ad revenue achieved;
•	$5,000 per month through May 2017 payable in cash; and
•	$20,000 per month through May 2017 payable in equity.

Note 8 – Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update (ASU)  2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective as of the inception date.

F-10

YAYYO, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 21, 2016 (inception) to October 31, 2016

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 9 – Subsequent Events

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from November 1, 2016 to January 31, 2017.  The Company did not have any material recognizable subsequent events during this period except for the following:

Between December 6, 2016 and January 15, 2017, the Company received a total of $130,000 in loans from X, LLC, a limited liability company owned by the principal stockholder and Executive Vice-President and Secretary. The loans are evidenced by an 8% note due January 19, 2018, but subject to prepayment in such amounts and at such times as our board of directors shall determine.

During the same period, the Company raised an additional $175,400 from the funds subscribed to under SAFE agreements with 28 unaffiliated investors.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc. (CFI) and issued its 10% original issue discount senior secured convertible note (convertible at $7 per share) in the amount of $55,555. The note is guaranteed by the principal stockholder and Executive Vice-President and Secretary The Company may borrow an additional $50,000 from CFI.

As a result of the debt financings interest expense in the future periods is expected to increase

F-11